Exhibit 4.5

EXECUTION COPY

RAMBUS INC.,

as Issuer

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

ZERO COUPON CONVERTIBLE SENIOR NOTES DUE FEBRUARY 1, 2010

INDENTURE

DATED AS OF FEBRUARY 1, 2005

i

CROSS-REFERENCE TABLE*

TIA INDENTURE SECTION	SECTION
Section 310(a)(1)	10.9
(a)(2)	10.9
(a)(3)	N.A.**
(a)(4)	N.A.
(a)(5)	10.9
(b)	10.8; 10.10
(c)	N.A.
Section 311(a)	10.13
(b)	10.13
(c)	N.A.
Section 312(a)	2.5
(b)	14.3
(c)	14.3
Section 313(a)	11
(b)(1)	N.A.
(b)(2)	11
(c)	10.1; 14.2
(d)	10.6
Section 314(a)	7.2; 7.3; 14.2
(b)	N.A.
(c)(1)	14.4(a)
(c)(2)	14.4(a)
(c)(3)	N.A.
(d)	N.A.
(e)	14.4(b)
(f)	N.A.
Section 315(a)	10.1(b)
(b)	10.14; 14.2
(c)	10.1(a)
(d)	10.1(b)
(e)	9.11
Section 316(a)(last sentence)	2.9
(a)(1)(A)	9.5
(a)(1)(B)	9.4
(a)(2)	N.A.
(b)	9.7
(c)	14.5
Section 317(a)(1)	9.8
(a)(2)	9.9
(b)	2.4
Section 318(c)	14.1

*	Cross-Reference Table shall not, for any purpose, be deemed a part of this Indenture.
**	N.A. means Not Applicable.

v

THIS INDENTURE, dated as of February 1, 2005, is between Rambus Inc., a Delaware corporation (the “Company”), and U.S. Bank National Association, a national banking association, as trustee (the “Trustee”).

In consideration of the premises and the purchase of the Securities by the Holders thereof, the parties hereto agree as follows for the benefit of the others and for the equal and ratable benefit of the Holders of the Securities.

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1 Definitions

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Agent” means any Registrar, Paying Agent, or Conversion Agent.

“Applicable Conversion Rate” means the Conversion Rate on any Trading Day, as adjusted in accordance with Section 6.6.

“Applicable Conversion Reference Period” means the five consecutive Trading Days beginning on the third Trading Day following the date the Securities are tendered for conversion.

“Applicable Procedures” means, with respect to any transfer or exchange of beneficial ownership interests in a Global Security, the rules and procedures of the Depositary, in each case to the extent applicable to such transfer or exchange.

“Applicable Stock Price” means an amount equal to the average of the Closing Sale Prices during the Applicable Conversion Reference Period.

“Board of Directors” means either the board of directors of the Company or any duly authorized committee of such board of directors.

“Business Day” means each day that is not a Legal Holiday.

“Calculation Agent” means the calculation agent from time to time appointed by the Company pursuant to Section 5.1(e).

“cash” means such coin or currency of the United States as at any time of payment is legal tender for the payment of public and private debts.

“Certificated Security” means a Security that is in substantially the form attached hereto as Exhibit A and that does not include the information or the schedule called for by footnotes 1 and 3 thereof.

“Closing Sale Price” of the Common Stock on any Trading Day means the last sale price per share (or if no last sale price is reported, the average of the bid and ask prices or, if there is more than one bid or ask price, the average of the average bid and the average ask prices) on such Trading Day as reported on the Nasdaq National Market or, if the Common Stock is not listed on the Nasdaq National Market or any national securities exchange, on the principal other national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not listed on a national or regional securities exchange, as reported by the National Association of Securities Dealers Automated Quotation system or, if the Common Stock is not quoted on the National Association of Securities Dealers Automated Quotation system, on the principal other market on which such Common Stock is then traded.

“Common Stock” means any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which is not subject to redemption by the Company. Subject to the provisions of Section 6.11, however, shares issuable on conversion of Securities shall include only shares of the class designated as Common Stock, par value $0.001, of the Company at the date of this Indenture or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which are not subject to redemption by the Company; provided, however, that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

“Company” means the party named as such in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Company.

“Conversion Price” means, at any time, $1,000 divided by the Conversion Rate in effect at such time, subject to adjustment as set forth herein.

“Conversion Rate” means initially 37.2585 shares of Common Stock per $1,000 principal amount of Securities, subject to adjustment as set forth herein.

“Conversion Value” means an amount equal to (a) the Applicable Conversion Rate, multiplied by (b) the Applicable Stock Price.

“Corporate Trust Office” means the office of the Trustee at which at any time the trust created by this Indenture shall be administered, which office at the date of the execution of this Indenture is located at U.S. Bank National Association, Corporate Trust Services, 633 West Fifth Street, 24th Floor, LM-CA-T24T, Los Angeles, CA 90071, except that whenever a provision herein refers to an office or agency of the Trustee in the Borough of Manhattan, The City of New

York, such office is located, at the date hereof, at the office of U.S. Bank Trust National Association, an affiliate of the Trustee at 100 Wall Street, Suite 1600, New York, NY 10005, attention: Corporate Trust Services, Mail Station: EX-NY-WALL.”

“Daily Share Amount” means a number of shares of Common Stock, for each Security and each Trading Day in the Applicable Conversion Reference Period, that is equal to the greater of:

(a) zero; or

(b) a number of shares of Common Stock determined by the following formula:

(Closing Sale Price on such Trading Day multiplied by Applicable Conversion Rate) - $1,000

5 multiplied by Closing Sale Price on such Trading Day

“Default” or “default” means, when used with respect to the Securities, any event which is or, after notice or passage of time or both, would be an Event of Default.

“Default Interest” means the interest payable as set forth in Section 1 of the Securities.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Final Maturity Date” means February 1, 2010.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time and consistently applied.

“Global Security” means a permanent Global Security that is in substantially the form attached hereto as Exhibit A and that includes the information and schedule called for by footnotes 1 and 3 thereof and which is deposited with the Depositary or its custodian and registered in the name of the Depositary or its nominee.

“Holder” or “Securityholder” means the person in whose name a Security is registered on the Registrar’s books.

“Indenture” means this Indenture as amended or supplemented from time to time pursuant to the terms of this Indenture, including the provisions of the TIA that are explicitly incorporated in this Indenture by reference to the TIA.

“Initial Purchasers” means Credit Suisse First Boston LLC and Deutsche Bank Securities Inc.

“Liquidated Damages” means the additional interest payable as set forth in Section 5(a) of the Registration Rights Agreement.

“Liquidated Damages Payment Date” means February 1 and August 1 of each year.

“Liquidated Damages Record Date” means January 15 and July 15 of each year.

“Offering Circular” means the Confidential Offering Circular dated January 27, 2005, relating to the Securities.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, Assistant Secretary or any Vice President of such Person.

“Officer’s Certificate” means a certificate signed by at least one Officer of the Company; provided, however, that for purposes of Sections 6.11 and 7.3, “Officer’s Certificate” means a certificate signed by the principal executive officer, principal financial officer or principal accounting officer of the Company.

“Opinion of Counsel” means a written opinion from legal counsel. The counsel may be an employee of or counsel to the Company or the Trustee.

“Person” or “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of February 1, 2005, between the Company and the Initial Purchasers.

“Restricted Certificated Security” means a Certificated Security that is a Restricted Security.

“Restricted Global Security” means a Global Security that is a Restricted Security.

“Restricted Security” means a Security required to bear the Restricted Legend called for by footnote 2 to the form of Security set forth in Exhibit A of this Indenture.

“Rule 144” means Rule 144 under the Securities Act or any successor to such Rule, as it may be amended from time to time.

“Rule 144A” means Rule 144A under the Securities Act or any successor to such Rule, as it may be amended from time to time.

“SEC” means the United States Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Indenture the SEC is not existing and performing the duties now assigned to it under the TIA, then the body performing such duties at such time.

“Security” or “Securities” means the Company’s Zero Coupon Convertible Senior Notes due February 1, 2010, as amended or supplemented from time to time pursuant to the terms of this Indenture, that are issued under this Indenture.

“Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Securities Custodian” means the Trustee, as custodian with respect to the Global Securities, or any successor thereto.

“Subsidiary” means, in respect of any Person, any corporation, association, partnership or other business entity of which more than 50% of the outstanding Voting Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.

“TIA” means the United States Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder as in effect on the date of this Indenture and except to the extent any amendment to the Trust Indenture Act expressly provides for application of the Trust Indenture Act as in effect on another date.

“Trading Day” means a day during which trading in securities generally occurs on the Nasdaq National Market (“Nasdaq” or “The Nasdaq National Market”) or, if the Common Stock is not quoted on the Nasdaq, on the principal other national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not listed on a national or regional securities exchange, or, if the Common Stock is not quoted on Nasdaq, on the principal other market on which such Common Stock is then traded.

“Trustee” means the party named as such in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” should mean such successor Trustee.

“Trust Officer” means, with respect to the Trustee, any officer assigned to the Corporate Trust Office, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Unrestricted Certificated Security” means a Certificated Security that is not a Restricted Security.

“Unrestricted Global Security” means a Global Security that is not a Restricted Security.

“Vice President” when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”

Section 1.2 Other Definitions

Defined in Section Term
“Additional Premium”	5.1(a)
“Additional Premium Table”	5.1(b)
“Agent Members”	2.1(d)
“Bankruptcy Law”	9.1
“Beneficial Owner”	4.1(a)
“Capital Stock”	4.1(a)
“Company Order”	2.2(d)
“Conversion Agent”	2.3
“Conversion Date”	6.2(a)
“Conversion Notice”	6.2(a)
“Current Market Price”	6.6(d)
“Custodian”	9.1
“Depositary”	2.1(b)
“Effective Date”	5.1(b)
“Effective Date Notice”	4.1(b)
“Event of Default”	9.1
“‘ex’ date”	6.6(d)
“Expiration Date”	6.6(c)
“Fundamental Change”	4.1(a)
“Fundamental Change Company Notice”	4.1(b)
“Fundamental Change Purchase Date”	4.1(a)
“Fundamental Change Purchase Notice”	4.1(c)
“Fundamental Change Purchase Price”	4.1(a)
“Legal Holiday”	14.7
“Make-Whole Premium”	5.1(b)
“Net Shares”	6.14(a)
“Net Share Amount”	6.14(a)
“Notice of Default”	9.1
“Paying Agent”	2.3
“Principal Return”	6.14(a)
“Purchased Shares”	6.6(c)
“QIB” or “QIBs”	2.1(b)
“Register”	2.3
“Registrar”	2.3
“Restricted Legend”	2.12(f)
“Rights Plan”	6.6(c)
“Stock Price”	5.1(b)
“Stock Price Cap”	5.1(b)
“Stock Price Threshold”	5.1(b)
“Trigger Event”	6.6(c)
“Triggering Distribution”	6.6(c)
“Voting Stock”	4.1(a)

Section 1.3 Trust Indenture Act Provisions

Whenever this Indenture refers to a provision of the TIA, that provision is incorporated by reference in and made a part of this Indenture. The Indenture shall also include those provisions of the TIA required to be included herein by the provisions of the Trust Indenture Reform Act of 1990. The following TIA terms used in this Indenture have the following meanings:

“Commission” means the SEC.

“indenture securities” means the Securities;

“indenture security holder” means a Securityholder;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the indenture securities means the Company and any successor obligor on the Securities.

All other terms used in this Indenture that are defined in the TIA, defined by TIA reference to another statute or defined by any SEC rule and not otherwise defined herein have the meanings assigned to them therein.

Section 1.4 Rules of Construction

Unless the context otherwise requires:

(a) a term has the meaning assigned to it herein;

(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c) words in the singular include the plural, and words in the plural include the singular;

(d) provisions apply to successive events and transactions;

(e) the term “merger” includes a statutory share exchange and the term “merged” has a correlative meaning;

(f) the masculine gender includes the feminine and the neuter;

(g) references to agreements and other instruments include subsequent amendments thereto;

(h) “herein,” “hereof,” “hereunder,” hereinafter” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

(i) unless the context otherwise requires, any reference to an “Article” or a “Section” refers to an Article or Section, as the case may be, of this Indenture.

ARTICLE 2

THE SECURITIES

Section 2.1 Form and Dating

(a) The Securities and the corresponding Trustee’s certificate of authentication shall be substantially in the respective forms set forth in Exhibit A, which Exhibit is incorporated in and made part of this Indenture. The Securities may have notations, legends or endorsements required by law, exchange rule, Applicable Procedures or usage. The Company shall provide any such notations, legends or endorsements to the Trustee in writing. Each Security shall be dated the date of its authentication.

The terms and provisions contained in the Securities shall constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby; provided, however, to the extent permitted by applicable law, if any provision of any Security conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b) Restricted Global Securities. All of the Securities are initially being resold by the Initial Purchasers to qualified institutional buyers as defined in Rule 144A (collectively, “QIBs” or individually, each a “QIB”) in reliance on Rule 144A and shall be issued initially in the form of one or more Restricted Global Securities, which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Trustee, at its Corporate Trust Office, as custodian for the depositary, The Depository Trust Company (such depositary, or any successor thereto, being hereinafter referred to as the “Depositary”), and registered in the name of its nominee, Cede & Co., or as otherwise instructed by the Depositary duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Restricted Global Securities may from time to time be increased or decreased by adjustments made on the records of the Securities Custodian and the Depositary as hereinafter provided, subject in each case to compliance with the Applicable Procedures and the provisions of this Indenture.

(c) Global Securities In General. Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Securities from time to time endorsed thereon and that the aggregate amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, purchases or conversions of such Securities. Any adjustment of the aggregate principal amount of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.12 hereof and shall be made on the records of the Trustee and the Depositary.

The Company shall issue and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver without unreasonable delay), authenticate and deliver in accordance with Section 2.2, initially one or more Global Securities that (i) shall be registered in the name of Cede & Co. or as otherwise instructed by the Depositary, (ii) shall be delivered by the Trustee to the Depositary or to the Securities Custodian pursuant to the Depositary’s instructions and (iii) shall bear legends required for Global Securities as set forth on Exhibit A hereto.

(d) Book Entry Provisions. Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or under the Global Security, and the Depositary (including, for this purpose, its nominee) may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall (A) prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary, or such nominee, as the case may be, or (B) impair, as between the Depositary and its Agent Members, the Applicable Procedures or the operation of customary practices governing the exercise of the rights of a Holder of any Security.

(e) Certificated Securities. Certificated Securities will be issued only under the limited circumstances provided in Section 2.12(a)(i).

Section 2.2 Execution and Authentication

(a) An Officer of the Company shall sign the Securities for the Company by manual or facsimile signature. Typographic and other minor errors or defects in any such facsimile signature shall not affect the validity or enforceability of any Security that has been authenticated and delivered by the Trustee.

(b) If an Officer of the Company whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

(c) A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

(d) The Trustee shall authenticate and make available for delivery Securities for original issue in the aggregate principal amount of up to $360,000,000 upon receipt of a written order or orders of the Company signed by an Officer of the Company (a “Company Order”). Each Company Order shall specify the amount of Securities to be authenticated, shall provide that all such Securities shall be represented by a Restricted Global Security and the date on which each original issue of Securities is to be authenticated. The aggregate principal amount of Securities outstanding at any time may not exceed $360,000,000 except as provided in Section 2.7.

(e) The Trustee shall act as the initial authenticating agent. Thereafter, the Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent shall have the same rights as an Agent to deal with the Company or an Affiliate of the Company.

The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 principal amount and any integral multiple thereof.

Section 2.3 Registrar, Paying Agent and Conversion Agent

The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (“Registrar”), an office or agency where Securities may be presented for purchase or payment (“Paying Agent”), an office or agency where Securities may be presented for conversion (“Conversion Agent”) and an office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. Pursuant to Section 7.6, the Company shall at all times maintain a Paying Agent, Conversion Agent and Registrar and an office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Registrar shall keep a register of the Securities (“Register”) and of their transfer and exchange.

The Company may have one or more co-registrars, one or more additional paying agents and one or more additional conversion agents. The term Registrar includes any co-registrar, including any named pursuant to Section 7.6. The term Paying Agent includes any additional paying agent, including any named pursuant to Section 7.6. The term Conversion Agent includes any additional conversion agent, including any named pursuant to Section 7.6.

The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Company fails to maintain a Registrar, Paying Agent, Conversion Agent or agent for service of notices and demands in any place required by this Indenture, or fails to give the foregoing notice, the Trustee shall act as such. The Company or any Affiliate of the Company may act as Paying Agent.

The Company hereby initially appoints the Trustee as Registrar, Paying Agent and Conversion Agent in connection with the Securities.

Section 2.4 Paying Agent to Hold Money and Securities in Trust

Prior to 10:00 a.m., New York City time, on each due date of payments in respect of, or delivery of cash or a combination of cash and Common Stock, as applicable, upon conversion of, any Security, the Company shall deposit with the Paying Agent cash (in immediately available funds if deposited on the due date) and/or with the Conversion Agent such number of shares of

Common Stock sufficient to make such payments or deliveries when so becoming due. The Company shall require each Paying Agent or Conversion Agent, as applicable (other than the Trustee), to agree in writing that such Agent shall hold in trust for the benefit of Securityholders or the Trustee all cash or Common Stock, as applicable, held by such Agent for the making of payments or deliveries in respect of the Securities and shall notify the Trustee of any default by the Company in making any such payment or delivery. If the Company or an Affiliate of the Company acts as Paying Agent or Conversion Agent, as applicable, it shall segregate the cash and Common Stock, as applicable, held by it as Paying Agent or Conversion Agent, as applicable, and hold it as a separate trust fund.

The Company at any time may require a Paying Agent or Conversion Agent, as applicable, to pay all cash or Common Stock held by it to the Trustee, and the Trustee may at any time during the continuance of any default, upon written request to the Paying Agent or the Conversion Agent, as applicable, require such Paying Agent or Conversion Agent, as applicable, to pay forthwith to the Trustee all cash or Common Stock, as applicable, so held in trust by such Paying Agent or Conversion Agent. Upon doing so, the Paying Agent or the Conversion Agent, as applicable, shall have no further liability for the cash or Common Stock, as applicable.

Section 2.5 Securityholder Lists

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably request the names and addresses of the Securityholders.

Section 2.6 Transfer and Exchange

(a) Subject to compliance with any applicable additional requirements contained in Section 2.12, when a Security is presented to a Registrar with a request to register a transfer thereof or to exchange such Security for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested; provided, however, that every Security presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by an assignment form, in the form included in Exhibit A attached hereto and, if applicable, a transfer certificate, in the form included in Exhibit B attached hereto, and in form satisfactory to the Registrar duly executed by the Holder thereof or its attorney duly authorized in writing. To permit registration of transfers and exchanges, upon surrender of any Security for registration of transfer or exchange at an office or agency maintained pursuant to Section 2.3, the Company shall execute and the Trustee shall authenticate Securities of a like aggregate principal amount at the Registrar’s request. Any exchange or transfer shall be without charge, except that the Company or the Registrar may require payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in relation thereto.

Neither the Company, any Registrar nor the Trustee shall be required to exchange or register a transfer of any Securities or portions thereof in respect of which a Fundamental

Change Purchase Notice has been delivered and not withdrawn by the Holder thereof (except, in the case of the purchase of a Security in part, the portion thereof not to be purchased).

All Securities issued upon any transfer or exchange of Securities shall be valid obligations of the Company, evidencing the same debt and entitled to the same benefits under this Indenture, as the Securities surrendered upon such transfer or exchange.

(b) Any Registrar appointed pursuant to Section 2.3 hereof shall provide to the Trustee such information as the Trustee may reasonably request in connection with the delivery by such Registrar of Securities upon transfer or exchange of Securities.

(c) Each Holder of a Security agrees to indemnify the Company, the Registrar and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s Security in violation of any provision of this Indenture and/or applicable United States federal or state securities law.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Agent Members or other beneficial owners of interests in any Global Security) other than to require delivery of such opinions of counsel, certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture (including if so requested by the Company exercising a right to require the delivery of such items), and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.7 Replacement Securities

If (a) any mutilated Security is surrendered to the Company, a Registrar or the Trustee, or (b) the Company, the Registrar and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and, in either case, there is delivered to the Company, the Registrar and the Trustee such security or indemnity as shall be required by them to save each of them harmless, then, in the absence of notice to the Company, such Registrar or the Trustee that such Security has been acquired by a bona fide or protected purchaser, the Company shall issue, and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver without unreasonable delay), authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be purchased by the Company pursuant to Article 4, the Company in its discretion (but subject to any conversion rights) may, instead of issuing a new Security, pay or purchase such Security, as the case may be.

Upon the issuance of any new Securities under this Section 2.7, the Company may require the payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the reasonable fees and expenses of the Trustee or the Registrar) in connection therewith.

Every new Security issued pursuant to this Section 2.7 in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

The provisions of this Section 2.7 are (to the extent lawful) exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 2.8 Outstanding Securities

Securities outstanding at any time are all Securities authenticated by the Trustee, except for those canceled by it, those paid or purchased pursuant to Section 2.7, those delivered to it for cancellation and those described in this Section 2.8 as not outstanding.

If a Security is replaced pursuant to Section 2.7, it ceases to be outstanding unless the Trustee receives, subsequent to the new Security’s authentication, proof satisfactory to the Company that the replaced Security is held by a bona fide or protected purchaser.

If the Paying Agent holds, in accordance with the terms of this Indenture, prior to 10:00 a.m., New York City time, on the Final Maturity Date or on the Business Day immediately following a Fundamental Change Purchase Date, as the case may be, cash or securities, if permitted hereunder, sufficient to pay Securities payable, then immediately after such Final Maturity Date or Fundamental Change Purchase Date, as the case may be, such Securities shall cease to be outstanding and Liquidated Damages, if any, on such Securities shall cease to accrue.

If a Security is converted in accordance with Article 6, then from and after 5:00 p.m., New York City time, on the Conversion Date, such Security shall cease to be outstanding.

Subject to the restrictions contained in Section 2.9, a Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

Section 2.9 Treasury Securities

In determining whether the Holders of the required principal amount of Securities have given or concurred in any notice, request, demand, authorization, direction, waiver or consent, Securities owned by the Company or any other obligor on the Securities or by any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be outstanding, except that, for purposes of determining whether the Trustee shall be protected in relying on any such notice, direction, waiver or consent, only Securities which a Trust Officer actually knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to the Securities and that the pledgee is not the Company or any other obligor on the Securities or any Affiliate of the Company or of such other obligor.

Section 2.10 Temporary Securities

Until definitive Securities are ready for delivery, the Company may prepare and execute, and, upon receipt of a Company Order, the Trustee shall authenticate and deliver, temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company with the consent of the Trustee considers appropriate for temporary Securities. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 2.3, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities the Company shall execute and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver without unreasonable delay), authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

Section 2.11 Cancellation

The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar, the Paying Agent and the Conversion Agent shall forward to the Trustee or its agent any Securities surrendered to them for transfer, exchange, payment or conversion. The Trustee and no one else shall cancel, in accordance with its standard procedures, all Securities surrendered for transfer, exchange, payment, conversion or cancellation and shall deliver the canceled Securities to the Company.

All Securities that are purchased pursuant to Articles 4 or otherwise acquired by the Company shall be delivered to the Trustee for cancellation. If the Company shall acquire any of the Securities, such acquisition shall not operate as a repurchase or satisfaction of the indebtedness represented by such Securities unless and until the same are delivered to the Trustee for cancellation.

Section 2.12 Legend; Additional Transfer and Exchange Requirements

(a) Transfer and Exchange of Global Securities.

(i) Certificated Securities may be issued in exchange for interests in the Global Securities only (x) if the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the Global Securities or if it at any time ceases to be a “clearing agency” registered under the Exchange Act, if so required by applicable law or regulation, and a successor Depositary is not appointed by the Company within 90 days, (y) if an Event of Default has occurred and is continuing, or (z) by the Company in accordance with the Applicable Procedures. In any such case, the Company shall execute, and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver without unreasonable delay), authenticate and deliver Certificated Securities in an aggregate principal amount equal to the principal amount of such Global Securities in exchange therefor. Only Restricted Certificated Securities shall be issued in exchange for beneficial interests in Restricted Global Securities, and only Unrestricted

Certificated Securities shall be issued in exchange for beneficial interests in Unrestricted Global Securities. Certificated Securities issued in exchange for beneficial interests in Global Securities shall be registered in such names and shall be in such authorized denominations as the Depositary, pursuant to instructions from its Agent Members or otherwise in accordance with the Applicable Procedures, shall instruct the Trustee. The Trustee shall deliver or cause to be delivered such Certificated Securities to the Persons in whose name such Securities are so registered. Such exchange shall be effected in accordance with the Applicable Procedures.

(ii) Notwithstanding any other provisions of this Indenture other than the provisions set forth in Section 2.12(a)(i), a Global Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(b) Transfer and Exchange of Certificated Securities. In the event that Certificated Securities are issued in exchange for beneficial interests in Global Securities in accordance with Section 2.12(a)(i), and, on or after such event, Certificated Securities are presented by a Holder to the Registrar with a request:

(x) to register the transfer of the Certificated Securities to a person who will take delivery thereof in the form of Certificated Securities only; or

(y) to exchange such Certificated Securities for an equal principal amount of Certificated Securities of other authorized denominations,

such Registrar shall register the transfer or make the exchange as requested; provided, however, that the Certificated Securities presented or surrendered for register of transfer or exchange:

(i) shall be duly endorsed or accompanied by a written instrument of transfer in accordance with the proviso to Section 2.6(a); and

(ii) in the case of a Restricted Certificated Security, such request shall be accompanied by the following additional information and documents, as applicable:

(1) if such Restricted Certificated Security is being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, or such Restricted Certificated Security is being transferred to the Company or a Subsidiary of the Company, a certification to that effect from such Holder (in substantially the form set forth in Exhibit B);

(2) if such Restricted Certificated Security is being transferred to a person the Holder reasonably believes is a QIB in accordance with Rule 144A, or pursuant to an effective registration statement under the Securities Act or in compliance with Rule 904 under the Securities Act, a certification to that effect from such Holder (in substantially the form set forth in Exhibit B);

(3) if such Restricted Certificated Security is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 pursuant to and in compliance with an exemption from the registration requirements under the Securities Act, a certification to that effect from the Holder (in substantially the form set forth in Exhibit B) and, if the Company or the Registrar so requests, a customary opinion of counsel, certificates and other information reasonably acceptable to the Company and the Registrar to the effect that such transfer does not require registration under the Securities Act.

(c) Transfer of a Beneficial Interest in a Restricted Global Security for a Beneficial Interest in an Unrestricted Global Security. Any person having a beneficial interest in a Restricted Global Security may upon request, subject to the Applicable Procedures, transfer such beneficial interest to a Person who is required or permitted to take delivery thereof in the form of an Unrestricted Global Security. Upon receipt by the Trustee of written instructions, or such other form of instructions as is customary for the Depositary, from the Depositary or its nominee on behalf of any Person having a beneficial interest in a Restricted Global Security and the following additional information and documents in such form as is customary for the Depositary from the Depositary or its nominee on behalf of the person having such beneficial interest in the Restricted Global Security (all of which may be submitted by facsimile or electronically):

(i) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certification to that effect from the Holder (in substantially the form set forth in Exhibit B); or

(ii) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certification to that effect from the Holder (in substantially the form set forth in Exhibit B) and, if the Company or the Trustee so requests, a customary opinion of counsel, certificates and other information reasonably acceptable to the Company and the Register to the effect that such transfer does not require registration under the Securities Act, the Registrar shall reduce or cause to be reduced the aggregate principal amount of the Restricted Global Security by the appropriate principal amount and shall increase or cause to be increased the aggregate principal amount of the Unrestricted Global Security by a like principal amount. Such transfer shall otherwise be effected in accordance with the Applicable Procedures. If no Unrestricted Global Security is then outstanding, the Company shall execute and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver without unreasonable delay), authenticate and deliver an Unrestricted Global Security.

(d) Transfer of a Beneficial Interest in an Unrestricted Global Security for a Beneficial Interest in a Restricted Global Security. Any person having a beneficial interest in an Unrestricted Global Security may upon request, subject to the Applicable Procedures, transfer such beneficial interest to a person who is required or permitted to take delivery thereof in the form of a Restricted Global Security. Upon receipt by the Trustee of written instructions, or such other form of instructions as is customary for the Depositary, from the Depository or its nominee on behalf of any person having a beneficial interest in an Unrestricted Global Security and the following additional information and documents in such form as is customary for the Depositary, from the Depositary or its nominee on behalf of the person having such beneficial interest in the Unrestricted Global Security (all of which may be submitted by facsimile or electronically):

(i) a certification from the Holder (in substantially the form set forth in Exhibit B) to the effect that such beneficial interest is being transferred to a person that the transferor reasonably believes is a QIB in accordance with Rule 144A;

(ii) a certification from the Holder (in substantially the form set forth in Exhibit B) to the effect that such beneficial interest is being transferred in compliance with Rule 904 under the Act; or

(iii) a certification (in substantially the form set forth in Exhibit B) to the effect that such beneficial interest is being transferred to the Company or a Subsidiary of the Company.

The Registrar shall reduce or cause to be reduced the aggregate principal amount of the Unrestricted Global Security by the appropriate principal amount and shall increase or cause to be increased the aggregate principal amount of the Restricted Global Security by a like principal amount. Such transfer shall otherwise be effected in accordance with the Applicable Procedures. If no Restricted Global Security is then outstanding, the Company shall execute and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver without unreasonable delay), authenticate and deliver a Restricted Global Security.

(e) Transfers of Certificated Securities for Beneficial Interest in Global Securities. In the event that Certificated Securities are issued in exchange for beneficial interests in Global Securities and, thereafter, the events or conditions specified in Section 2.12(a)(i) which required such exchange shall cease to exist, the Company shall mail notice to the Trustee and to the Holders stating that Holders may exchange Certificated Securities for interests in Global Securities by complying with the procedures set forth in this Indenture and briefly describing such procedures and the events or circumstances requiring that such notice be given. Thereafter, if Certificated Securities are presented by a Holder to a Registrar with a request:

(x) to register the transfer of such Certificated Securities to a Person who will take delivery thereof in the form of a beneficial interest in a Global Security, which request shall specify whether such Global Security will be a Restricted Global Security or an Unrestricted Global Security, or

(y) to exchange such Certificated Securities for an equal principal amount of beneficial interests in a Global Security, which beneficial interests will be owned by the Holder transferring such Certificated Securities (provided that in the case of such an exchange, Restricted Certificated Securities may be exchanged only for Restricted Global Securities and Unrestricted Certificated Securities may be exchanged only for Unrestricted Global Securities), the Registrar shall register the transfer or make the exchange as requested by canceling such Certificated Security and causing the aggregate principal amount of the applicable Global Security to be increased accordingly and, if no such Global Security is then outstanding, the Company shall issue and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver without unreasonable delay) authenticate and deliver a new Global Security;

provided, however, that the Certificated Securities presented or surrendered for registration of transfer or exchange:

(i) shall be duly endorsed or accompanied by a written instrument of transfer in accordance with the proviso to Section 2.6(a);

(ii) in the case of a Restricted Certificated Security to be transferred for a beneficial interest in an Unrestricted Global Security, such request shall be accompanied by the following additional information and documents, as applicable:

(1) if such Restricted Certificated Security is being transferred pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form set forth in Exhibit B); or

(2) if such Restricted Certificated Security is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certification to that effect from such Holder (in substantially the form set forth in Exhibit B) and, if the Company or the Registrar so requests, a customary opinion of counsel, certificates and other information reasonably acceptable to the Company and the Trustee to the effect that such transfer does not require registration under of the Securities Act;

(iii) in the case of a Restricted Certificated Security to be transferred or exchanged for a beneficial interest in a Restricted Global Security, such request shall be accompanied by the following information and documents, as applicable:

(1) if such Restricted Certificated Security is being transferred to a person the Holder reasonably believes is a QIB (which, in the case of an exchange, shall be such Holder) in accordance with Rule 144A, a certification to that effect from such Holder (in substantially the form set forth in Exhibit B); or

(2) if such Restricted Certificated Security is being transferred in compliance with Rule 904 under the Act, certification to that effect from such Holder (in substantially the form set forth in Exhibit B);

(iv) in the case of an Unrestricted Certificated Security to be transferred or exchanged for a beneficial interest in an Unrestricted Global Security, such request need not be accompanied by any additional information or documents; and

(v) in the case of an Unrestricted Certificated Security to be transferred or exchanged for a beneficial interest in a Restricted Global Security, such request shall be accompanied by the following additional information and documents, as applicable:

(1) if such Unrestricted Certificated Security is being transferred to a person the Holder reasonably believes is a QIB (which, in the case of an exchange, shall be such Holder) in accordance with Rule 144A, a certification to that effect from such Holder (in substantially the form set forth in Exhibit B);

(2) if such Unrestricted Certificated Security is being transferred in compliance with Rule 904 under the Act, certification to that effect from such Holder (in substantially the form set forth in Exhibit B); or

(3) if such Restricted Certificated Security is being transferred to the Company or a Subsidiary of the Company, a certification to that effect from such Holder (in substantially the form set forth in Exhibit B).

(f) Legends.

(i) Except as permitted by the following paragraphs (ii), (iii) and (iv), each Global Security and Certificated Security (and all Securities issued in exchange therefor or upon registration of transfer or replacement thereof) shall bear a legend in substantially the form called for by footnote 2 to Exhibit A attached hereto (the “Restricted Legend”), for so long as it is required by this Indenture to bear such legend.

(ii) Upon any sale or transfer of a Restricted Security (x) after the expiration of the holding period applicable to sales of the Securities under Rule 144(k) of the Securities Act, (y) pursuant to Rule 144 or (z) pursuant to an effective registration statement under the Securities Act:

(1) in the case of any Restricted Certificated Security, any Registrar shall permit the Holder thereof to exchange such Restricted Certificated Security for an Unrestricted Certificated Security, or (under the circumstances described in Section 2.12(e)) to transfer such Restricted Certificated Security to a transferee who shall take such Security in the form of a beneficial interest in an Unrestricted Global Security, and in each case shall rescind any restriction on the transfer of such Security; provided, however, that the Holder of such Restricted Certificated Security shall, in connection with such exchange or transfer, comply with the other applicable provisions of this Section 2.12; and

(2) in the case of any beneficial interest in a Restricted Global Security, the Trustee shall permit the beneficial owner thereof to transfer such beneficial interest to a transferee who shall take such interest in the form of a beneficial interest in an Unrestricted Global Security and shall rescind any restriction on transfer of such beneficial interest; provided, however, that such Unrestricted Global Security shall continue to be subject to the provisions of Section 2.12(a)(ii); and provided further, however, that the owner of such beneficial interest shall, in connection with such transfer, comply with the other applicable provisions of this Section 2.12.

(iii) Upon the exchange, registration of transfer or replacement of Securities not bearing the Restricted Legend, the Company shall issue, and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver without unreasonable delay), authenticate and deliver, Securities that do not bear such Restricted Legend.

(iv) After the expiration of the holding period pursuant to Rule 144(k) of the Securities Act, the Company may with the consent of the Holder of a Restricted Global Security or a Restricted Certificated Security, remove any restriction of transfer on such Security, and the Company shall issue, and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver without unreasonable delay), authenticate and deliver Securities that do not bear the Restricted Legend.

(v) Until the expiration of the holding period applicable to sales of the Securities under Rule 144(k) of the Securities Act or a transfer pursuant to Rule 144 or pursuant to an effective registration statement under the Securities Act, the shares of Common Stock issued upon conversion of the Securities shall bear the Restricted Legend.

(g) Transfers to the Company. Nothing contained in this Indenture or in the Securities shall prohibit the sale or other transfer of any Securities (including beneficial interests in Global Securities) to the Company or any of its Subsidiaries.

Section 2.13 CUSIP Numbers

The Company in issuing the Securities may use one or more “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of purchase as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a purchase and that reliance may be placed only on the other identification numbers printed on the Securities, and any such purchase shall not be affected by any defect in or omission of such numbers. The Company shall without unreasonable delay notify the Trustee of any change in the “CUSIP” numbers.

Section 2.14 Persons Deemed Owners

Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of, or Fundamental Change Purchase Price, Liquidated Damages and Default Interest, if any, on the Security, for the purpose of receiving cash or a combination of cash and Common Stock upon conversion and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

ARTICLE 3

REDEMPTION

Section 3.1 No Redemption by the Company

The Securities may not be redeemed by the Company prior to the Final Maturity Date.

ARTICLE 4

PUT OPTION UPON FUNDAMENTAL CHANGE

Section 4.1 Purchase of Securities at Option of the Holder upon a Fundamental Change

(a) In the event of a Fundamental Change at any time that Securities remain outstanding, Securities shall be purchased by the Company, at the option of any Holder thereof, in accordance with the provisions of paragraph 5 of the Securities on the date that is not less than 20 nor more than 45 Business Days after the date the Company mails or deposits with an overnight delivery service the Fundamental Change Company Notice (as defined below) to the Holders (the “Fundamental Change Purchase Date”) at a purchase price in cash for each $1,000 principal amount of such notes equal to 100% of the principal amount of the Securities tendered for purchase, plus accrued and unpaid Liquidated Damages and Default Interest, if any, to, but not including, the Fundamental Change Purchase Date (the “Fundamental Change Purchase Price”), subject to satisfaction by or on behalf of any Holder of the requirements set forth in Section 4.1(c).

A “Fundamental Change” shall be deemed to have occurred upon the occurrence of any of the following:

(1) any “person” or “group” (other than the Company, any Subsidiary of the Company or any employee benefit plan of the Company or any of its Subsidiaries) files a Schedule 13D or Schedule TO, or any successor schedule, form or report under the Exchange Act, disclosing, or we otherwise become aware, that such person is or has become the “beneficial owner,” directly or indirectly, of shares of the Company’s Voting Stock representing 50% or more of the total voting power of all outstanding classes of the Company’s Voting Stock or has the power, directly or indirectly, to elect a majority of the members of the Board of Directors of the Company; or

(2) the Company consolidates with, or merges with or into, another Person or the Company sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of the Company’s assets, or any Person consolidates with, or merges with or into, the Company, in any such event other than pursuant to a transaction in which the Persons that “beneficially owned,” directly or indirectly, shares of the Company’s Voting Stock immediately prior to such transaction beneficially own, directly or indirectly, shares of Voting Stock representing a majority of the total voting power of all outstanding classes of Voting Stock of the surviving or transferee person.

Notwithstanding anything to the contrary set forth in this Section 4.1, a Fundamental Change shall not be deemed to have occurred if, in the case of a merger or consolidation, all of the consideration (excluding cash payments for fractional shares and cash payments pursuant to dissenters’ appraisal rights) in the merger or consolidation constituting the Fundamental Change consists of common stock traded on a United States national securities exchange or quoted on the Nasdaq National Market (or which shall be so traded or quoted when issued or exchanged in connection with such Fundamental Change) and as a result of such transaction or transactions the Securities become convertible solely into shares of such common stock.

For purposes of this section:

(1) “person” or “group” shall have the meanings given to them for purposes of Sections 13(d) and 14(d) of the Exchange Act or any successor provisions, and the term “group” includes any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(l) under the Exchange Act, or any successor provision;

(2) a “beneficial owner” shall be determined in accordance with Rule 13d-3 under the Exchange Act, as in effect on the date of this Indenture;

(3) “beneficially own” and “beneficially owned” have meanings correlative to that of beneficial owner;

(4) “board of directors” means either the board of directors of the Company or other governing body charged with the ultimate management of any Person;

(5) “capital stock” means: (i) in the case of a corporation, corporate stock; (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (iii) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; or (iv) any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person; and

(6) “voting stock” means any class or classes of capital stock or other interests then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of the board of directors, managers or trustees.

(b) Notice of Fundamental Change. The Company shall provide notice to the Trustee and each Holder (and, in the case of a Fundamental Change Company Notice pursuant to clause (y), each beneficial owner if required by applicable law) in accordance with Section 14.2 (x) at least ten trading days prior to the anticipated effective date of a Fundamental Change known to the Company (or if not known to the Company prior to such tenth trading day, then within two trading days after the Company becomes aware of such Fundamental Change) (the “Effective Date Notice”) and (y) within 15 Business Days after a Fundamental Change has become effective (the “Fundamental Change Company Notice”). The Fundamental Change Company Notice delivered to each Holder (and each beneficial owner, if applicable) pursuant to clause (y) shall include the form of a Fundamental Change Purchase Notice to be completed by the Holder and shall state, as applicable:

(1) the events causing a Fundamental Change and the effective date of such Fundamental Change;

(2) that the Holder has a right to require the Company to purchase the Holder’s Securities;

(3) the date by which the Fundamental Change Purchase Notice must be delivered to the Paying Agent in order for a Holder to exercise the Fundamental Change purchase right;

(4) the Fundamental Change Purchase Price;

(5) the Fundamental Change Purchase Date;

(6) the name and address of the Paying Agent and the Conversion Agent;

(7) that the Securities must be surrendered to the Paying Agent to collect payment of the Fundamental Change Purchase Price;

(8) that the Fundamental Change Purchase Price for any Security as to which a Fundamental Change Purchase Notice has been duly given and not withdrawn shall be paid promptly following the later of the Fundamental Change Purchase Date and the time of surrender of such Security;

(9) the current Conversion Rate and any adjustments to the Conversion Rate that will result from the Fundamental Change;

(10) that the Securities with respect to which a Fundamental Change Purchase Notice has been given may be converted pursuant to Article 6 of this Indenture only if the Fundamental Change Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

(11) the procedures that the Holder must follow to exercise its Fundamental Change purchase right under this Section 4.1;

(12) the procedures for withdrawing a Fundamental Change Purchase Notice;

(13) that, unless the Company defaults in making payment of such Fundamental Change Purchase Price, Liquidated Damages on Securities surrendered for purchase by the Company, if any, shall cease to accrue on and after the Fundamental Change Purchase Date; and

(14) the CUSIP number(s) of the Securities.

If any of the Securities is in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the Applicable Procedures applicable to repurchases.

At the Company’s request, the Trustee shall give notice of such Fundamental Change on behalf of the Company and at the Company’s expense; provided, however, that the Company makes such request at least three Business Days (unless a shorter period shall be satisfactory to the Trustee) prior to the date by which such Fundamental Change Company Notice must be given to the Holders in accordance with this Section 4.1(b); provided further, however, that the text of such notice shall be prepared by the Company.

(c) Fundamental Change Purchase Notice. A Holder may exercise its right specified in Section 4.1(a) upon delivery of a written notice (which shall be in substantially the form included in Exhibit A hereto and which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Applicable Procedures) of the exercise of such rights (a “Fundamental Change Purchase Notice”), to a Paying Agent, and such Fundamental Change Purchase Notice must be received by the Paying Agent, at any time prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Fundamental Change Purchase Date. The Fundamental Change Purchase Notice must state:

(1) if Certificated Securities are to be delivered, the certificate numbers of the Securities that the Holder shall deliver to be purchased;

(2) the portion of the principal amount of the Securities that the Holder shall deliver to be purchased, which portion must be in principal amounts of $1,000 or an integral multiple thereof; and

(3) that such Securities shall be purchased by the Company on the Fundamental Change Purchase Date pursuant to the terms and conditions specified in paragraph 5 of the Securities and in this Indenture.

The delivery of such Security to any Paying Agent (together with all necessary endorsements) at the office of such Paying Agent shall be a condition to the receipt by the Holder of the Fundamental Change Purchase Price; provided, however, that such Fundamental Change Purchase Price shall be paid pursuant to this Section 4.1 only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Fundamental Change Purchase Notice.

The Company shall purchase from the Holder thereof, pursuant to this Section 4.1, a portion of a Security if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Article 4 that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Purchase Notice contemplated by this Section 4.1(c) shall have the right to withdraw such Fundamental Change Purchase Notice in accordance with Section 4.2(b).

A Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Purchase Notice or written notice of withdrawal thereof.

(d) Notwithstanding anything herein to the contrary, in the case of Global Securities, any Fundamental Change Purchase Notice may be delivered or withdrawn and such Securities may be surrendered or delivered for purchase in accordance with the Applicable Procedures.

Section 4.2 Effect of Fundamental Change Purchase Notice

(a) Upon receipt by any Paying Agent of the Fundamental Change Purchase Notice specified in Section 4.1(c), the Holder of the Security in respect of which such Fundamental Change Purchase Notice was given shall (unless such Fundamental Change Purchase Notice is withdrawn as specified below) thereafter be entitled to receive the Fundamental Change Purchase Price with respect to such Security. Such Fundamental Change Purchase Price shall be paid to such Holder promptly following the later of (i) the Fundamental Change Purchase Date with respect to such Security (provided the conditions in Section 4.1(c) have been satisfied) and (ii) the time of delivery of such Security to a Paying Agent by the Holder thereof in the manner required by Section 4.1(c). Securities in respect of which a Fundamental Change Purchase Notice has been given by the Holder thereof may not be converted into shares of Common Stock pursuant to Article 6 hereof on or after the date of the delivery of such Fundamental Change Purchase Notice, unless such Fundamental Change Purchase Notice has first been validly withdrawn in accordance with Section 4.2(b).

(b) A Fundamental Change Purchase Notice may be withdrawn upon delivery of a written notice of withdrawal (which may be delivered by mail, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Applicable Procedures) to a Paying Agent, and such written notice of withdrawal must be received by the Paying Agent, at any time prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Fundamental Change Purchase Date, specifying:

(1) if Certificated Securities are to be withdrawn, the certificate numbers of the Securities in respect of which such notice of withdrawal is being submitted;

(2) the principal amount of the Securities in respect of which such notice of withdrawal is being submitted; and

(3) the principal amount, if any, of the Securities that remains subject to the original Fundamental Change Purchase Notice and that has been or shall be delivered for purchase by the Company.

Section 4.3 Deposit of Fundamental Change Purchase Price

Prior to 10:00 a.m., New York City time, on the Fundamental Change Purchase Date, the Company shall deposit with the Paying Agent (or if the Company or an Affiliate is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.4) an amount in cash (in immediately available funds if deposited on such Fundamental Change Purchase Date) sufficient to pay the aggregate Fundamental Change Purchase Price of all the Securities or portions thereof that are to be purchased on that Fundamental Change Purchase Date.

If a Paying Agent holds, in accordance with the terms hereof, at 10:00 a.m., New York City time, on the applicable Fundamental Change Purchase Date, cash sufficient to pay the Fundamental Change Purchase Price of any Security for which a Fundamental Change Purchase Notice has been delivered and not validly withdrawn in accordance with Section 4.2(b) of this Indenture, then, immediately after such Fundamental Change Purchase Date, such Securities shall cease to be outstanding and Liquidated Damages, if any, on such Securities shall cease to accrue, whether or not such Securities are delivered to the Paying Agent, and the rights of the Holders in respect thereof shall terminate (other than the right to receive the Fundamental Change Purchase Price upon delivery of such Securities by their Holders to the Paying Agent).

Section 4.4 Securities Purchased in Part

Any Certificated Security that is to be purchased only in part shall be surrendered at the office of a Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and promptly after the Fundamental Change Purchase Date, the Company shall issue and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver without unreasonable delay), authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of such authorized denomination or denominations as may be requested by such Holder, in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered that is not purchased.

Section 4.5 Repayment to the Company

To the extent that the aggregate amount of cash deposited by the Company pursuant to Section 4.3 exceeds the aggregate Fundamental Change Purchase Price of the Securities or portions thereof that the Company is obligated to purchase on the Fundamental Change Purchase Date, then, promptly after the Fundamental Change Purchase Date, the Paying Agent shall return any such excess cash to the Company.

Section 4.6 Compliance with Securities Laws upon Purchase of Securities

When complying with the provisions of Section 4.1 hereof, and subject to any exemptions available under applicable law, the Company shall:

(a) comply with Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act that may then be applicable; and

(b) otherwise comply with all federal and state securities laws so as to permit the rights and obligations in connection with any purchase pursuant to a Fundamental Change to be exercised in the time and in the manner specified therein.

ARTICLE 5

MAKE-WHOLE PREMIUM

Section 5.1 Make-Whole Premium

(a) If a Fundamental Change occurs, the Company shall pay the Make-Whole Premium to Holders of the Securities who convert their Securities at any time during the period beginning on the date that the Company provides the Effective Date Notice and ending at 5:00 p.m., New York City time, on the second Trading Day immediately preceding the Fundamental Change Purchase Date. The Make-Whole Premium will be in addition to, and not in substitution for, any cash, securities or other assets otherwise due to Holders of Securities upon conversion as described in this Indenture.

(b) The Make-Whole Premium shall be equal to a percentage (the “Additional Premium”) of the principal amount of the Securities determined by reference to the Additional Premium Table, and is based on the Effective Date and the Stock Price.

(i) “Effective Date” means the date that a Fundamental Change becomes effective.

(ii) “Stock Price” means the price paid (or deemed to be paid) per share of Common Stock in the transaction constituting the Fundamental Change, determined as follows:

(1) if holders of the Common Stock receive only cash in the Fundamental Change, the Stock Price shall be the cash amount paid per share of Common Stock; or

(2) otherwise, the Stock Price shall be the average Closing Sale Price of the Common Stock for the five Trading Days immediately preceding, but not including, the Effective Date.

(iii) Additional Premium means, with respect to each of the Securities surrendered for conversion, the percentage set forth on the table below (the “Additional Premium Table”) for the Stock Price and the Effective Date:

Additional Premium Applicable to the Securities Upon Fundamental Change

(Percentage of Principal Amount)

	Fundamental Change Date
Stock Price	2/1/2005	2/1/2006	2/1/2007	2/1/2008	2/1/2009	2/1/2010
$18.51	31.0%	32.2%	33.0%	33.0%	32.0%	0.0%
20.00	29.6	30.5	30.9	30.4	28.7	0.0
22.00	27.7	28.4	28.4	27.4	24.7	0.0
24.00	26.1	26.4	26.1	24.7	21.3	0.0
26.00	24.6	24.7	24.1	22.3	18.3	0.0
28.00	23.3	23.2	22.3	20.2	15.7	0.0
30.00	22.0	21.7	20.7	18.3	13.5	0.0
32.00	20.9	20.4	19.2	16.6	11.6	0.0
34.00	19.8	19.2	17.8	15.1	10.0	0.0
36.00	18.8	18.1	16.6	13.7	8.6	0.0
38.00	18.0	17.1	15.5	12.5	7.4	0.0
40.00	17.1	16.2	14.5	11.4	6.4	0.0
45.00	15.3	14.2	12.3	9.2	4.5	0.0
50.00	13.7	12.5	10.5	7.4	3.1	0.0
55.00	12.4	11.1	9.0	6.1	2.2	0.0
60.00	11.3	9.9	7.8	5.0	1.6	0.0
65.00	10.3	8.9	6.8	4.1	1.1	0.0
70.00	9.4	8.0	6.0	3.4	0.8	0.0
75.00	8.6	7.2	5.3	2.9	0.6	0.0

The exact Stock Price and Effective Dates may not be set forth on the Additional Premium Table, in which case, if the Stock Price is between two Stock Prices on the Additional Premium Table or the Effective Date is between two Effective Dates on the Additional Premium Table, the Additional Premium shall be determined by straight-line interpolation between Additional Premium amounts set forth for the higher and lower Stock Prices and the two Effective Dates, as applicable, based on a 365-day year. The Stock Prices set forth in the first column of the Additional Premium Table are subject to adjustment in accordance with Section 5.2.

(iv) “Make-Whole Premium” means the amount per $1,000 principal amount of Securities surrendered for conversion equal to:

(1) if the Stock Price is less than or equal to $18.51 (subject to adjustment in accordance with to Section 5.2) (the “Stock Price Threshold”), $0;

(2) if the Stock Price is in excess of $75.00 (subject to adjustment in accordance with Section 5.2) (the “Stock Price Cap”), the payment corresponding to the row captioned $75.00 in the Additional Premium Table; and

(3) otherwise, the dollar amount equal to the Additional Premium in the Additional Premium Table times $1,000.

(c) The Company shall pay the Make-Whole Premium solely in shares of Common Stock (other than cash paid in lieu of fractional shares) or in the same form of consideration into which all or substantially all of the shares of Common Stock have been converted or exchanged in connection with the Fundamental Change (other than cash paid in lieu of fractional interests in any security or other property delivered in connection with such Fundamental Change.) If holders of the Common Stock receive or have the right to receive more than one form of consideration in connection with such Fundamental Change, then, for purposes of the foregoing, the forms of consideration in which the Make-Whole Premium shall be paid shall be in proportion to the relative value, determined in accordance with Section 5.1(d), of the different forms of consideration paid to holders of Common Stock in connection with such Fundamental Change.

(d) The value of the shares of Common Stock or other consideration for purposes of determining the number of shares of Common Stock or other consideration to be issued or delivered, as the case may be, in respect of the Make-Whole Premium shall be calculated as follows:

(i) in the case of a Fundamental Change in which all or substantially all of the shares of Common Stock have been, as of the Effective Date, converted into or exchanged for the right to receive securities or other assets or property (including cash), the consideration shall be valued as follows:

(1) securities that are traded on a U.S. national securities exchange or approved for quotation on the Nasdaq National Market or any similar system of automated dissemination of quotations of securities prices shall be valued at 98% of the average Closing Sale Price for the five Trading Days immediately prior to but excluding the Fundamental Change Purchase Date,

(2) other securities, assets or property (other than cash) that holders will have the right to receive shall be valued based on 98% of the average of the fair market value of such securities, assets or property (other than cash) as determined on the Business Day immediately prior to the Fundamental Change Purchase Date by two independent nationally recognized investment banks selected by the Trustee, and

(3) 100% of any cash.

(ii) in all other cases, the value of each share of Common Stock shall equal 98% of the average Closing Sale Price of the Common Stock for the five consecutive Trading Days immediately prior to but excluding the Fundamental Change Purchase Date.

(e) A Calculation Agent appointed from time to time by the Company shall, on behalf of and on request by the Company, calculate (A) the Stock Price and (B) the Additional Premium and Make-Whole Premium with respect to such Stock Price, based on the Effective Date specified by the Company, and shall deliver its calculation of the Stock Price, Additional Premium and Make-Whole Premium to the Company and the Trustee within three Business Days of the request by the Company or the Trustee. In addition, the Calculation Agent shall, on behalf of and upon request by the Company or the Trustee, make the determinations described in Section 5.1(d)(i)(1) and (ii) above and deliver its calculations to the Company or the Trustee by 9:00 p.m., New York City time, on the Business Day immediately prior to the Fundamental Change Purchase Date. The Company or, at the Company’s request, the Trustee, in the name and at the expense of the Company, (x) shall notify the Holders of the Stock Price and Make-Whole Premium per $1,000 principal amount of Securities with respect to a Fundamental Change as part of the Fundamental Change Purchase Notice and (y) shall notify the Holders in accordance with Section 14.2 on the Fundamental Change Purchase Date of the number of shares of Common Stock (or such other securities, assets or property (including cash) into which all or substantially all of the shares of Common Stock have been converted as of the Effective Date as described above) to be paid in respect of the Make-Whole Premium in connection with such Fundamental Change, in the manner provided in this Indenture. Any notice so given shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. The Company shall verify, in writing, to the Trustee all calculations made by the Calculation Agent pursuant to this Section 5.1(e). A Calculation Agent shall have the same rights as an Agent to deal with the Company or an Affiliate of the Company. The Trustee shall not be responsible for any of the aforementioned calculations and shall be entitled to rely on an Officer’s Certificate with respect to the same.

(f) On or prior to the Fundamental Change Purchase Date, the Company shall deposit with the Trustee or with one or more Paying Agents (or, if the Company or an Affiliate or Subsidiary of the Company is acting as the Paying Agent, set aside, segregate and hold in trust) an amount of shares of Common Stock (or, in the case of a Fundamental Change in which all or substantially all of the shares of Common Stock have been, as of the Effective Date, converted into or exchanged for the right to receive securities or other assets or property (including cash), an amount of such other securities or other assets or property (including cash)) sufficient to pay the Make-Whole Premium with respect to all the Securities converted in connection with such Fundamental Change; provided, however, that, if such payment is made on the Fundamental Change Purchase Date, it must be received by the Trustee or Paying Agent, as the case may be, by 10:00 a.m., New York City time, on that Fundamental Change Purchase Date. Payment of the Make-Whole Premium for Securities surrendered for conversion within the period described in Section 4.1 shall be made promptly on the Fundamental Change Purchase Date by delivering in accordance with Section 14.2 checks in respect of cash and otherwise delivering entitlements to securities, other assets or property for the amount payable to the Holders of such Securities entitled thereto as they shall appear in the Register.

Section 5.2 Adjustments Relating to Make-Whole Premium

Whenever the Conversion Price shall be adjusted from time to time by the Company pursuant to Section 6.6, the Stock Price Threshold and the Stock Price Cap shall be adjusted and each of the Stock Prices set forth in the Additional Premium Table shall be adjusted. The adjusted Stock Price Threshold, Stock Price Cap and Stock Prices set forth in the Additional Premium Table shall equal the Stock Price Threshold, Stock Price Cap and such Stock Prices, as the case may be, applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the adjusted Conversion Price and the denominator of which is the Conversion Price immediately prior to the adjustment giving rise to such adjustment.

ARTICLE 6

CONVERSION

Section 6.1 Conversion Privilege

Subject to the further provisions of this Article 6 and paragraph 6 of the Securities, a Holder of a Security may convert the principal amount of such Security (or any portion thereof equal to $1,000 principal amount or an integral multiple of $1,000 principal amount in excess thereof) into the Principal Return and Net Share Amount, if any, at any time prior to 5:00 p.m., New York City time, on the Final Maturity Date, at the Conversion Price then in effect as set forth in Section 6.14.

Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of a Security.

A Security in respect of which a Holder has delivered a Fundamental Change Purchase Notice pursuant to Section 4.1(c) exercising the option of such Holder to require the Company to purchase such Security may be converted only if such Fundamental Change Purchase Notice is withdrawn by a written notice of withdrawal delivered to a Paying Agent prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Fundamental Change Purchase Date in accordance with Section 4.2.

Securities delivered for conversion will be deemed to have been converted at immediately prior to 5:00 p.m. on the Conversion Date. A Holder of Securities is not entitled to any rights of a holder of Common Stock until such Holder has converted its Securities to Common Stock and only to the extent such Securities are deemed to have been converted into Common Stock pursuant to this Article 6; provided that such Holder shall not be entitled to any rights of a holder of Common Stock with respect to shares of Common Stock delivered as payment of the Make-Whole Premium until the Fundamental Change Purchase Date.

Section 6.2 Conversion Procedure

(a) The right of conversion attaching to any Security may be exercised (i) if such Security is represented by a Global Security, by book-entry transfer to the Conversion Agent through the facilities of the Depositary in accordance with the Applicable Procedures, or (ii) if such Security is represented by a Certificated Security, by delivery of such Security at the specified office of the Conversion Agent, accompanied, in either case, by: (1) a duly signed and completed conversion notice, in the form as set forth on the reverse of Security attached hereto as Exhibit A (a “Conversion Notice”); (2) if such Certificated Security has been lost, stolen, destroyed or mutilated, a notice to the Conversion Agent in accordance with Section 2.7 regarding the loss, theft, destruction or mutilation of the Security; (3) appropriate endorsements and transfer documents if required by the Registrar or the Conversion Agent; and (4) payment of any tax or duty, in accordance with Section 6.4. The date on which the Holder satisfies all of those requirements is the “Conversion Date.” The Company shall deliver to the Holder through a Conversion Agent, the Principal Return and the Net Shares, if any, issuable upon the conversion and cash in lieu of any fractional shares pursuant to Section 6.3 as soon as practicable, but in no event later than the third Business Day following the determination of the Applicable Stock Price as set forth in Section 6.14.

(b) In the event shares of Common Stock are issued upon conversion of a Security, the person in whose name the Common Stock certificate is registered shall be deemed to be a stockholder of record on the Conversion Date; provided, however, that no surrender of a Security on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the person or persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the person or persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; provided further, however, that such conversion shall be at the Conversion Price in effect for the date on which such Security was delivered as if the stock transfer books of the Company had not been closed. Upon conversion of a Security, such person shall no longer be a Holder of such Security.

(c) Upon surrender of a Security that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new Security equal in principal amount to the unconverted portion of the Security surrendered.

Section 6.3 Fractional Shares

The Company will not issue fractional shares of Common Stock upon conversion of Securities. In lieu thereof, the Company will deliver a number of shares of Common Stock equal to the aggregate of the fractional shares otherwise deliverable for each Trading Day during the Applicable Conversion Reference Period (rounding down to the nearest whole number) and pay an amount in cash for the remaining fractional share (calculated to the nearest 1/1000th of a share) determined by multiplying the Applicable Stock Price by such fractional share and rounding the product to the nearest whole cent.

Section 6.4 Taxes on Conversion

If a Holder converts a Security, the Company shall pay any documentary, stamp or similar issue or transfer taxes or duties relating to the issuance or delivery of shares of Common Stock, if any, upon exercise of such conversion rights. However, the Holder shall pay any tax or duty which may be payable relating to any transfer involved in the issuance or delivery of the Common Stock in a name other than the Holder’s name. The Conversion Agent may refuse to deliver the certificate representing the Common Stock being issued in a name other than the Holder’s name until the Conversion Agent receives a sum sufficient to pay any tax or duties which will be due because the shares are to be issued in a name other than the Holder’s name. Nothing herein shall preclude any tax withholding required by law or regulation.

Section 6.5 Company to Provide Stock

(a) The Company shall, prior to the issuance of any Securities hereunder, and from time to time as may be necessary, reserve at all times and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, a sufficient number of shares of

Common Stock to permit upon conversion of all of the Securities, the Company to issue the aggregate number of the Net Shares issuable upon such conversion and any Make-Whole Premium under Section 5.1.

(b) All shares of Common Stock that may be issued upon conversion of the Securities shall be newly issued shares or shares held in the treasury of the Company, shall be duly authorized, validly issued, fully paid and nonassessable and shall be free of any preemptive rights and free of any lien or adverse claim.

(c) The Company shall endeavor to comply with all applicable securities laws regulating the offer and delivery of Common Stock, if any, upon conversion of Securities and shall list or cause to have quoted such shares of Common Stock on each national and regional securities exchange or on the Nasdaq National Market or other over-the-counter markets or such other market on which the Common Stock is then listed or quoted; provided, however, that, if the rules of such automated quotation system or exchange permit the Company to defer the listing of such Common Stock until the first conversion of the Securities into Common Stock in accordance with the provisions of this Indenture, the Company covenants to list such Common Stock issuable upon conversion of the Securities in accordance with the requirements of such automated quotation system or exchange at such time. Any Common Stock issued upon conversion of a Security hereunder which at the time of conversion was a Restricted Security shall also be a Restricted Security.

Section 6.6 Adjustment of Conversion Price

The Conversion Price shall be adjusted from time to time by the Company as follows:

(a) In case the Company shall, at any time or from time to time while any of the Securities are outstanding, pay a dividend or make a distribution in shares of Common Stock to all holders of its outstanding shares of Common Stock, then the Conversion Price in effect at the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be adjusted by multiplying such Conversion Price by a fraction, (i) the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination, and (ii) the denominator of which shall be the sum of the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the total number of shares constituting such dividend or other distribution. Such reduction becomes effective immediately after the opening of business on the day following the date fixed for such determination. If any dividend or distribution of the type described in this Section 6(a) is declared but not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

(b) In case the Company shall, at any time or from time to time while any of the Securities are outstanding, subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock, then the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and conversely, in case the Company shall, at any time or from time to time while any of the Securities are outstanding, combine its outstanding shares of Common

Stock into a smaller number of shares of Common Stock, then the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased. In each such case, the Conversion Price shall be adjusted by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such subdivision or combination and the denominator of which shall be the number of shares of Common Stock outstanding immediately after giving effect to such subdivision or combination. Such reduction or increase, as the case may be, shall become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

(c) In case the Company shall issue rights or warrants (other than pursuant to a Rights Plan) to all or substantially all holders of its Common Stock entitling them (for a period of not more than 60 days) to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price per share (or a conversion price per share) less than the Current Market Price per share of Common Stock (as determined in accordance with subsection (g) of this Section 6.6), the Conversion Price in effect immediately prior to the record date for the issuance shall be adjusted so that the Conversion Price shall equal the price determined by multiplying the Conversion Price in effect immediately prior to such record date by a fraction of which the numerator shall be the number of shares of Common Stock outstanding (excluding shares held in the treasury of the Company) on such record date plus the number of shares which the aggregate offering price of the total number of shares of Common Stock so offered (or the aggregate conversion price of the convertible securities so offered, which shall be determined by multiplying the number of shares of Common Stock issuable upon conversion of such convertible securities by the conversion price per share of Common Stock pursuant to the terms of such convertible securities) would purchase at the Current Market Price per share (as defined in subsection (g) of this Section 6.6) of Common Stock on such record date, and of which the denominator shall be the number of shares of Common Stock outstanding (excluding shares held in the treasury of the Company) on such record date plus the number of additional shares of Common Stock offered (or into which the convertible securities so offered are convertible). Such adjustment shall be made successively whenever any such rights or warrants are issued and shall become effective immediately after such record date. If at the end of the period during which such rights or warrants are exercisable not all rights or warrants shall have been exercised, the adjusted Conversion Price shall be immediately readjusted to what it would have been based upon the number of additional shares of Common Stock actually issued (or the number of shares of Common Stock issuable upon conversion of convertible securities actually issued).

(d) In case the Company shall distribute to all or substantially all holders of its Common Stock any shares of capital stock of the Company, evidences of indebtedness or other non-cash assets, or rights or warrants to subscribe for or purchase any of its securities (excluding (i) dividends, distributions and rights or warrants referred to in subsection (a), (b) or (c) of this Section 6.6, and (ii) the distribution of rights to all holders of Common Stock pursuant to a Rights Plan (as defined below) or the detachment of such rights under the terms of such Rights Plan), the Conversion Price in effect immediately prior to the record date for the distribution shall be adjusted so that the Conversion Price shall equal the price determined by multiplying the Conversion Price in effect immediately prior to such record date by a fraction of which the numerator shall be the Current Market Price per share (as defined in subsection (g) of this

Section 6.6) of the Common Stock on the record date mentioned below less the fair market value on such record date (as determined by the Board of Directors, whose determination shall be conclusive evidence of such fair market value and which shall be evidenced by an Officer’s Certificate delivered to the Trustee) of the portion of the capital stock, evidences of indebtedness or other non-cash assets so distributed or of such rights or warrants applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding on the record date), and of which the denominator shall be the Current Market Price per share of the Common Stock on such record date; provided, however, that, in the event the then fair market value (as so determined) of the portion of the capital stock, evidences of indebtedness or other non-cash assets so distributed or of such rights or warrants applicable to one share of Common Stock is equal to or greater than the Current Market Price per share of the Common Stock on such record date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion the amount of capital stock, evidences of indebtedness or other non-cash assets so distributed or of such rights or warrants such holder would have received had such holder converted each Security on such record date. Such adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after such record date.

In the event that such distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such distribution had not been declared. If the Board of Directors of the Company determines the fair market value of any distribution for purposes of this Section 6.6(d) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price per share of Common Stock.

To the extent the Company has a preferred shares rights plan (“Rights Plan”) in effect upon conversion of the Securities, the holders of Securities will receive, in addition to the Principal Return and Net Shares, if any, the rights described in such Rights Plan (whether or not the rights have separated from the Common Stock at the time of conversion), subject to the limitations set forth in the Rights Plan. Any distribution of rights, warrants or other securities pursuant to a Rights Plan complying with the requirements set forth in the immediately preceding sentence of this paragraph shall not constitute a distribution of rights, warrants or securities pursuant to this Section 6.6(d).

Rights or warrants (other than such rights or warrants issued pursuant to the Rights Plan) distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company’s Capital Stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (“Trigger Event”) (i) are deemed to be transferred with such shares of Common Stock, (ii) are not exercisable, and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 6.6 (and no adjustment to the Conversion Price under this Section 6.6 will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Price shall be made under this Section 6.6(d). If any such right or warrant, including any such existing rights or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Price under this Section 6.6 was made, (1) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants which shall have expired or been terminated without exercise by any holders thereof, the Conversion Price shall be readjusted as if such rights and warrants had not been issued.

(e) In case the Company shall make any dividend or distribution to all or substantially all holders of its Common Stock (other than in connection with a liquidation, dissolution or winding up of the Company) consisting exclusively of cash (a “Triggering Distribution”), the Conversion Price shall be reduced so that the same shall equal the price determined by dividing the Conversion Price in effect on the record date with respect to such cash dividend or distribution by a fraction, the numerator of which shall be the Current Market Price per share of the Common Stock as of the Trading Day immediately before the “ex” date (as defined in Section 6.6(g) below) with respect to the dividend or distribution, and the denominator of which shall be such Current Market Price per share of the Common Stock as of the Trading Day immediately before the “ex” date with respect to the dividend or distribution less the amount per share of the cash dividend or distribution, such decrease to become effective immediately prior to the opening of business on the day following the date on which the Triggering Distribution is paid; provided, however, that, in the event the portion of the Triggering Distribution applicable to one share of Common Stock is equal to or greater than the Current Market Price per share of Common Stock on such record date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion the amount of cash such Holder would have received had such Holder converted each Security on such record date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price that would then be in effect if such dividend or distribution had not been declared.

(f) In case of the purchase of the Company’s Common Stock pursuant to a tender offer made by the Company or any of its Subsidiaries for Common Stock at a price per share in excess of the Current Market Price per share of Common Stock on the last date tenders may be made pursuant to such tender offer (the “Expiration Date”), then, immediately prior to the opening of business on the day after the Expiration Date, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the Expiration Date by a fraction, the numerator of which shall be the product of the number of shares of Common Stock outstanding (including tendered shares but excluding any shares held in the treasury of the Company) on the Expiration

Date multiplied by the Current Market Price per share of the Common Stock on the Trading Day next succeeding the Expiration Date and the denominator of which shall be the sum of (x) the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of all shares validly tendered and not withdrawn as of the Expiration Date (the “Purchased Shares”) and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares and excluding any shares held in the treasury of the Company) at the Expiration Date and the Current Market Price per share of Common Stock on the Trading Day next succeeding the Expiration Date. In the event that the Company is obligated to purchase shares pursuant to any such tender offer, but the Company is permanently prevented by applicable law from effecting any or all such purchases or any or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would have been in effect based upon the number of shares actually purchased. If the application of this paragraph to any tender offer would result in an increase in the Conversion Price, no adjustment shall be made for such tender offer under this paragraph.

For purposes of this Section 6.6(f), the term “tender offer” shall mean and include both tender offers and exchange offers, all references to “purchases” of shares in tender offers (and all similar references) shall mean and include both the purchase of shares in tender offers and the acquisition of shares pursuant to exchange offers, and all references to “tendered shares” (and all similar references) shall mean and include shares tendered in both tender offers and exchange offers.

(g) For the purpose of any computation under subsections (c), (d), (e) and (f) of this Section 6.6, the current market price (the “Current Market Price”) shall mean with respect to any date of determination, the average of the Closing Sale Price per share of Common Stock for the five consecutive Trading Days ending on the date of determination. For purposes hereof, the term “‘ex’ date”, when used with respect to any dividend or distribution, means the first date on which the Common Stock trades, regular way, on the relevant exchange or in the relevant market from which the Closing Sale Price was obtained without the right to receive such dividend or distribution.

(h) In any case in which this Section 6.6 shall require that an adjustment be made following a record date, effective date or Expiration Date, as the case may be, established for purposes of this Section 6.6, the Company may elect to defer (but only until five Business Days following the filing by the Company with the Trustee of the certificate described in Section 6.9) issuing to the Holder of any Security converted after such record date, effective date or Expiration Date the shares of Common Stock and other capital stock of the Company issuable, or cash payable, upon such conversion over and above the shares of Common Stock and other capital stock of the Company issuable, or cash payable, upon such conversion only on the basis of the Conversion Price prior to adjustment; and, in lieu of the shares or cash or a combination thereof, the issuance of which, is so deferred, the Company shall issue or cause its transfer agents to issue due bills or other appropriate evidence prepared by the Company of the right to receive such shares or cash or a combination thereof. If any distribution in respect of which an adjustment to the Conversion Price is required to be made as of the record date, effective date or Expiration Date therefor is not thereafter made or paid by the Company for any reason, the Conversion Price shall be readjusted to the Conversion Price which would then be in effect if such record date had not been fixed or such effective date or Expiration Date had not occurred.

(i) Any adjustment to the Conversion Price pursuant to this Section 6.6 shall result in a corresponding adjustment to the Conversion Rate.

Section 6.7 No Adjustment

No adjustment in the Conversion Price shall be required unless the adjustment would result in a change in the Conversion Price of at least 0.5%; provided, however, that any adjustment which by reason of this Section 6.7 is not required to be made shall be carried forward and taken into account in subsequent adjustments. All calculations under this Article 6 shall be made to the nearest cent or to the nearest one-ten thousandth of a share, as the case may be.

Except as otherwise provided for in Section 6.6, (a) the Company shall not be required to adjust the Conversion Price for the issuance of its Common Stock or any securities convertible or exchangeable for its Common Stock or the right to purchase its Common Stock or such convertible or exchangeable securities, and (b) no separate payment or adjustment will be made for dividends or distribution on any Common Stock issued upon conversion of Securities. Upon conversion of Securities, all Liquidated Damages accrued after the last Liquidated Damages Payment Date, if any, with respect to the converted Securities will be deemed to be paid in full rather than canceled, extinguished or forfeited. No adjustment to the Conversion Price will be made to account for any accrued Liquidated Damages.

No adjustment need be made for issuances of Common Stock pursuant to a Company plan for reinvestment of dividends or interest or for a change in the par value or a change to no par value of the Common Stock.

Section 6.8 Adjustment for Tax Purposes

The Company shall be entitled to make such reductions in the Conversion Price, in addition to those required by Section 6.6, as it in its discretion shall determine to be advisable in order to avoid or diminish any tax to stockholders in connection with any stock dividends, subdivisions of shares, distributions of rights to purchase stock or securities or distributions of securities convertible into or exchangeable for stock hereafter made by the Company to its stockholders.

Section 6.9 Notice of Adjustment

Whenever the Conversion Price or conversion privilege is adjusted, the Company shall promptly mail to Holders a notice of the adjustment in accordance with Section 14.2, and file with the Trustee an Officer’s Certificate briefly stating the facts requiring the adjustment and the manner of computing it. Unless and until the Trustee shall receive an Officer’s Certificate setting forth an adjustment of the Conversion Price, the Trustee may assume without inquiry that the Conversion Price has not been adjusted and that the last Conversion Price of which it has knowledge remains in effect.

Section 6.10 Notice of Certain Transactions

If not otherwise required in connection with a Fundamental Change, in the event that:

(a) the Company takes any action which would require an adjustment in the Conversion Price;

(b) the Company consolidates or merges with, or transfers all or substantially all of its property and assets to, another corporation and stockholders of the Company must approve the transaction; or

(c) there is a dissolution or liquidation of the Company,

the Company shall mail to Holders and file with the Trustee a notice stating the proposed record or effective date, as the case may be. The Company shall mail the notice at least ten days before such date. Failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in clause (a), (b) or (c) of this Section 6.10.

Section 6.11 Effect of Reclassification, Consolidation, Merger or Sale on Conversion Privilege

In the event of: (a) any reclassification of the Company’s Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination, or any other change for which an adjustment is provided in Section 6.6); (b) any consolidation, merger or combination involving the Company other than a merger in which the Company is the continuing corporation and which does not result in any reclassification of, or change (other than in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) in, outstanding shares of Common Stock; or (c) a sale or conveyance of all or substantially all of the property and assets of the Company, directly or indirectly, to another Person, then the Company, or such successor, purchasing or transferee Person, as the case may be, shall, as a condition precedent to such reclassification, change, combination, consolidation, merger, sale or conveyance, execute and deliver to the Trustee a supplemental indenture providing that the Holder of each Security then outstanding shall have the right to convert such Security into cash and, with respect to the portion of the Company’s obligation to settle upon conversion in excess (if any) of the principal amount of Securities being converted, the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reclassification, change, combination, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock deliverable upon conversion of such Security immediately prior to such reclassification, change, combination, consolidation, merger, sale or conveyance. Such supplemental indenture shall provide for adjustments of the Conversion Price and payments upon conversion that shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Price and payments upon conversion as provided for in this Article 6. If, in the case of any such consolidation, merger, combination, sale or conveyance, the stock or other securities and property (including cash) receivable thereupon by a holder of Common Stock include shares of stock or other securities and property of a Person other than the successor, purchasing or transferee Person, as the case may be, in such consolidation, merger, combination, sale or conveyance, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors of the Company shall reasonably consider necessary by reason of the foregoing. The provisions of this Section 6.11 shall similarly apply to successive reclassifications, changes, combinations, consolidations, mergers, sales or conveyances.

In the event the Company shall execute a supplemental indenture pursuant to this Section 6.11, the Company shall promptly file with the Trustee (x) an Officer’s Certificate briefly stating the reasons therefor, the kind or amount of shares of stock or other securities or property (including cash) receivable by Holders of the Securities upon the conversion of their Securities after any such reclassification, change, combination, consolidation, merger, sale or conveyance, any adjustment to be made with respect thereto and that all conditions precedent have been satisfied and (y) an Opinion of Counsel that all conditions precedent have been satisfied, and shall promptly mail notice thereof to all Holders.

Section 6.12 Trustee’s Disclaimer

The Trustee shall have no duty to determine when an adjustment under this Article 6 should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of that fact or the correctness of any such adjustment, and shall be protected in relying upon, an Officer’s Certificate, including the Officer’s Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 6.9. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities, and the Trustee shall not be responsible for the Company’s failure to comply with any provisions of this Article 6.

The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 6.11, but may accept as conclusive evidence of the correctness thereof, and shall be fully protected in relying upon, the Officer’s Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 6.11.

Section 6.13 Voluntary Decrease of Conversion Price

The Company from time to time may decrease the Conversion Price by any amount for any period of time if the period is at least 20 days if the Board of Directors determines that such increase would be in the best interest of the Company, and the Company provides 15 days prior notice of any decrease in the Conversion Price; provided, however, that in no event may the Company decrease the Conversion Price so that the adjusted Conversion Price would be less than the par value of a share of Common Stock.

Section 6.14 Payment Upon Conversion

(a) Subject to Article 5, if a Holder surrenders its Securities for conversion, the Company shall deliver, in respect of each $1,000 principal amount of Securities surrendered for conversion:

(i) Cash in an amount (the “Principal Return”) equal to the lesser of (A) the principal amount of each Security and (B) the Conversion Value; and

(ii) if the Conversion Value is greater than the principal amount of each Security, a number of shares of Common Stock (the “Net Shares”) equal to the sum of the Daily Share Amounts for each Trading Day during the Applicable Conversion Reference Period (the “Net Share Amount”); provided that, in lieu of the delivery of Net Shares, the Company may, at its option, deliver cash or a combination of cash and shares of Common Stock with a value equal to the Net Share Amount, which value shall be determined by reference to the Applicable Stock Price. References herein to “Net Share Amount” shall be deemed to be references to such amount in cash or combination of cash and Common Stock, as applicable. The Company shall pay cash in lieu of fractional Net Shares issuable upon conversion determined in accordance with Section 6.3.

(b) The Conversion Value, Principal Return and Net Share Amount will be determined by the Company promptly after the end of the Applicable Conversion Reference Period.

ARTICLE 7

COVENANTS

Section 7.1 Payment of Securities

The Company shall promptly make all payments in respect of the Securities on the dates and in the manner provided in the Securities and this Indenture. Principal amount and Fundamental Change Purchase Price and accrued and unpaid Liquidated Damages, if any, shall be considered paid on the date it is due if the Paying Agent holds by 10:00 a.m., New York City time, on such date, in accordance with this Indenture, cash or securities, if permitted hereunder, designated and sufficient for the payment of all such amounts then due.

Payment of the principal of the Securities shall be made at the Corporate Trust Office of the Trustee in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payment of Liquidated Damages and Default Interest, if any, on Certificated Securities shall be made by check mailed to the address of the Holder entitled thereto as such address appears in the Register; provided, however, that Holders with Securities in an aggregate principal amount in excess of $2.0 million shall be paid, at their written election, by wire transfer of immediately available funds. Notwithstanding the foregoing, so long as the Securities are registered in the name of a Depositary or its nominee, all payments with respect to the Securities shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.

Section 7.2 Reports and Certain Information

(a) The Company shall file with the Trustee, within 15 days after it files them with the SEC, copies of its annual report and the information, documents and other reports which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act.

(b) Within the period prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), the Company covenants and agrees that it shall, during any period in which it is not subject to Section 13 or 15(d) under the Exchange Act, upon the request of a Holder of Securities or the holder of shares of Common Stock issued upon conversion thereof which continue to be Restricted Securities, the Company will promptly furnish or cause to be furnished Rule 144A Information (as defined below) to such Holder or such holder of shares of Common Stock issued upon conversion of Securities in connection with any sale thereof, or to a prospective purchaser of any such security designated by any such Holder or holder, as the case may be, to the extent required to permit compliance by such Holder or holder with Rule 144A under the Securities Act in connection with the resale of any such security. “Rule 144A Information” shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act or any successor provision.

Section 7.3 Compliance Certificates

The Company will deliver to the Trustee, within 90 days after the end of each fiscal year of the Company ending after the date hereof, an Officer’s Certificate signed by the principal executive officer, principal financial officer or principal accounting officer, as to his or her knowledge (i) of the Company’s compliance with all conditions and covenants under the Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, (ii) if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

Section 7.4 Maintenance of Corporate Existence

Subject to Article 8, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

Section 7.5 Stay, Extension and Usury Laws

The Company covenants, to the extent it may lawfully do so, that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal amount or Fundamental Change Purchase Price in respect of Securities, Liquidated Damages or Default Interest, if any, on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture, and the Company, to the extent it may lawfully do so, hereby expressly waives all benefit or advantage of any such law and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee or any Agent, but shall suffer and permit the execution of every such power as though no such law had been enacted.

Section 7.6 Maintenance of Office or Agency of the Trustee, Registrar, Paying Agent and Conversion Agent

The Company shall maintain an office or agency of the Trustee, Registrar, Paying Agent and Conversion Agent where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer, exchange, purchase or conversion and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company hereby designates the Corporate Trust Office as one such office or agency for all of the aforesaid purposes. The Company shall give prompt written notice to the Trustee of the location, and of any change in the location, of any such office or agency (other than a change in the location of the office of the Trustee). If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 14.2.

Section 7.7 Liquidated Damages.

If Liquidated Damages are payable by the Company pursuant to the Registration Rights Agreement, the Company shall deliver to the Trustee an Officers’ Certificate to that effect stating (i) the amount of such Liquidated Damages that are payable, (ii) the reason why such Liquidated Damages are payable and (iii) the date on which such Liquidated Damages are payable. Unless and until a Responsible Officer of the Trustee receives such an Officers’ Certificate, the Trustee may assume without inquiry that no Liquidated Damages are payable. If the Company has paid Liquidated Damages directly to the persons entitled to such amounts, the Company shall deliver to the Trustee a certificate setting forth the particulars of such payment.

ARTICLE 8

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

Section 8.1 Company May Consolidate, Etc., Only on Certain Terms

The Company shall not consolidate with or merge into any other Person (in a transaction in which the Company is not the surviving Person) or convey, transfer or lease all or substantially all of its properties and assets to any successor Person, unless:

(1) the resulting, surviving or transferee Person is organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee all of the obligations of the Company under the Securities and this Indenture;

(2) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

(3) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article 8 and that all conditions precedent herein provided for relating to such transaction have been complied with.

Section 8.2 Successor Substituted

Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease of all or substantially all of the properties and assets of the Company in accordance with Section 8.1, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.

ARTICLE 9

DEFAULT AND REMEDIES

Section 9.1 Events of Default

An “Event of Default” shall occur if:

(1) the Company defaults in the payment of any principal of any of the Securities when the same becomes due and payable (whether at maturity, upon a Fundamental Change Purchase Date or otherwise);

(2) the Company defaults in the payment of Liquidated Damages, if any, when due and payable under the Securities, and such default continues for a period of 30 days;

(3) the Company fails to provide the Fundamental Change Company Notice when required by Section 4.2(b)(y);

(4) the Company fails to comply with any of its other agreements contained in the Securities or in this Indenture (other than those referred to in clauses 1 through 3 above) and the Company does not cure such default (and such default is not waived) for 60 days after receipt by the Company of a Notice of Default;

(5) the Company fails to pay when due the principal of, or acceleration of, any indebtedness for money borrowed by the Company or any of its Subsidiaries in excess of $30,000,000 principal amount, if such indebtedness is not discharged, or such acceleration is not annulled, by the end of a period of 10 days after receipt by the Company of a Notice of Default;

(6) the Company pursuant to or within the meaning of any Bankruptcy Law:

(A) commences a voluntary case or proceeding;

(B) consents to the entry of an order for relief against it in an involuntary case or proceeding;

(C) consents to the appointment of a Custodian of it or for all or substantially all of its property; or

(D) makes a general assignment for the benefit of its creditors; or

(7) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief against the Company in an involuntary case or proceeding;

(B) appoints a Custodian of the Company for all or substantially all of the property of the Company; or

(C) orders the winding up or liquidation of the Company;

and in each case of this subclause (7) the order or decree remains unstayed and in effect for 60 consecutive days.

The term “Bankruptcy Law” means Title 11 of the United States Code (or any successor thereto) or any similar federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

A default under clause (4) or (5) above is not an Event of Default until the Trustee notifies the Company, or the Holders of not less than 25% in aggregate principal amount at maturity of the Securities then outstanding notify the Company and the Trustee, in writing of the Default, and the Company does not cure the Default (and such Default is not waived) within the time period specified in clauses (4) or (5) above after actual receipt of such notice. The notice given pursuant to this Section 9.1 must specify the Default, demand that it be remedied and state that the notice is a “Notice of Default.” When any Default under this Section 9.1 is cured, it shall cease to be a Default.

The Trustee shall not be charged with knowledge of any Event of Default unless written notice thereof shall have been given to a Trust Officer at the Corporate Trust Office of the Trustee by the Company, a Paying Agent, any Holder or any agent of any Holder.

Section 9.2 Acceleration

If an Event of Default (other than an Event of Default specified in clause (6) or (7) of Section 9.1) occurs and is continuing, the Trustee may, by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding may, by notice to the Company and the Trustee, declare all unpaid principal of plus accrued and unpaid Liquidated Damages, if any, on all the Securities then outstanding to be due and payable upon any such declaration, and the same shall become and be immediately due and payable.

If an Event of Default specified in clause (6) or (7) of Section 9.1 occurs, all unpaid principal of plus accrued and unpaid Liquidated Damages, if any, on all the Securities then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

The Holders of a majority in aggregate principal amount of the Securities then outstanding by notice to the Trustee may rescind an acceleration of Securities and its consequences before a judgment or decree for the payment of money has been obtained by the Trustee if (a) all existing Events of Default, other than the nonpayment of the principal of plus accrued and unpaid Liquidated Damages, if any, on the Securities that has become due solely by such declaration of acceleration, have been cured or waived and (b) all payments due to the Trustee and any predecessor Trustee under Section 10.6 have been made. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

Section 9.3 Other Remedies

If an Event of Default occurs and is continuing, the Trustee may, but shall not be obligated to, pursue any available remedy by proceeding at law or in equity to collect the payment of the principal of or accrued and unpaid Liquidated Damages and Default Interest, if any, on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

Section 9.4 Waiver of Defaults and Events of Default

Subject to Sections 9.7 and 11.2, the Holders of a majority in aggregate principal amount of the Securities then outstanding by notice to the Trustee may waive an existing Default or Event of Default and its consequence, except a Default or Event of Default in the payment of the principal of, or any Liquidated Damages on any Security, or the payment of any applicable Fundamental Change Purchase Price, or any Default or Event of Default in respect of any provision of this Indenture or the Securities that, under Section 11.2, cannot be modified or amended without the consent of the Holder of each Security affected. When a Default or Event of Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right. This Section 9.4 shall be in lieu of Section 316(a)1(B) of the TIA and such Section 316(a)1(B) is hereby expressly excluded from this Indenture, as permitted by the TIA.

Section 9.5 Control by Majority

The Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it with respect to the Securities. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Holder or the Trustee, or that may involve the Trustee in personal liability unless the Trustee is offered indemnity satisfactory to it; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. This Section 9.5 shall be in lieu of Section 316(a)1(A) of the TIA and such Section 316(a)1(A) is hereby expressly excluded from this Indenture, as permitted by the TIA.

Section 9.6 Limitations on Suits

A Holder of a Security may not pursue any remedy with respect to this Indenture or the Securities unless:

(1) the Holder gives to the Trustee written notice of a continuing Event of Default;

(2) the Holders of at least 25% in aggregate principal amount of the then outstanding Securities make a written request to the Trustee to pursue the remedy;

(3) such Holder or Holders offer to the Trustee reasonable indemnity to the Trustee against any loss, liability or expense;

(4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

(5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Securities then outstanding.

A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over such other Securityholder.

Section 9.7 Rights of Holders to Receive Payment and to Convert

Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of the principal amount, Fundamental Change Purchase Price, Liquidated Damages or Default Interest on any Security, on or after the respective due dates expressed in the Security and this Indenture, to convert such Security in accordance with Article 6 and to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

Section 9.8 Collection Suit by Trustee

If an Event of Default in the payment of principal or Liquidated Damages specified in clause (1) or (2) of Section 9.1 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or another obligor on the Securities for the whole amount owing with respect to the Securities and the amounts provided for in Section 10.6.

Section 9.9 Trustee May File Proofs of Claim

The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor on the Securities), its creditors or its property and shall be entitled and empowered to collect and receive any money or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 10.6, and to the extent that such payment of the reasonable compensation, expenses, disbursements and advances in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other property which the Holders may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to, or, on behalf of any Holder, to authorize, accept or adopt any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 9.10 Priorities

If the Trustee collects any money pursuant to this Article 9, it shall pay out the money in the following order:

First, to the Trustee for amounts due under Section 10.6;

Second, to Holders for amounts due and unpaid on the Securities for the principal amount, Fundamental Change Purchase Price, Liquidated Damages or Default Interest, as the case may be, ratably, without preference or priority of any kind, according to such amounts due and payable on the Securities; and

Third, the balance, if any, to the Company.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 9.10. At least 15 days before such record date, the Trustee shall mail to each Holder and the Company a notice that states the record date, the payment date and the amount to be paid.

Section 9.11 Undertaking for Costs

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 9.11 does not apply to a suit made by the Trustee, a suit by a Holder pursuant to Section 9.7, or a suit by Holders of more than 10% in aggregate principal amount of the Securities then outstanding. This Section 9.11 shall be in lieu of Section 315(e) of the TIA and such Section 315(e) is hereby expressly excluded from this Indenture, as permitted by the TIA.

ARTICLE 10

TRUSTEE

Section 10.1 Certain Duties and Responsibilities of Trustee

(a) The Trustee, prior to the occurrence of an Event of Default with respect to the Securities of a and after the curing of all Events of Default with respect to the Securities that may have occurred, shall undertake to perform with respect to the Securities such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants shall be read into this Indenture against the Trustee. In case an Event of Default with respect to the Securities has occurred (that has not been cured or waived), the Trustee shall exercise with respect to Securities such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(b) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i) prior to the occurrence of an Event of Default with respect to the Securities and after the curing or waiving of all such Events of Default that may have occurred:

(1) the duties and obligations of the Trustee shall with respect to the Securities be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable with respect to the Securities except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith on the part of the Trustee, the Trustee may with respect to the Securities conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirement of this Indenture;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee, was negligent in ascertaining the pertinent facts;

(iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of not less than a majority in principal amount of the Securities at the time outstanding (determined as provided in Section 2.8) relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Indenture with respect to the Securities; and

(iv) None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Indenture or adequate indemnity against such risk is not reasonably assured to it.

Section 10.2 Certain Rights of Trustee

Except as otherwise provided in Section 6.1:

(a) The Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, security or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) Any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by a resolution of the Board of Directors of the Company or an instrument signed in the name of the Company, by one or more Officers thereof (unless other evidence in respect thereof is specifically prescribed herein);

(c) The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted hereunder in good faith and in reliance thereon;

(d) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Securityholders, pursuant to the provisions of this Indenture, unless such Securityholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default with respect to the Securities (that has not been cured or waived) to exercise with respect to the Securities such of the rights and powers vested in it by this Indenture, and to use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

(e) The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, security, or other papers or documents, unless requested in writing so to do by the holders of not less than a majority in principal amount of the outstanding Securities affected thereby (determined as provided in Section 2.8); provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such costs, expenses or liabilities as a condition to so proceeding. The reasonable expense of every such examination shall be paid by the Company or, if paid by the Trustee, shall be repaid by the Company upon demand;

(g) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(h) Except with respect to Section 7.1, the Trustee shall have no duty to inquire as to the performance of the Company with respect to the covenants contained in Article 7. In addition, the Trustee shall not be deemed to have knowledge of an Event of Default except (i) any Default or Event of Default occurring pursuant to Sections 7.1, 9.1(1) or 9.1(2) or any Default of Event of Default of which the Trustee shall have received written notification or obtained actual knowledge; and (ii) delivery of reports, information and documents to the Trustee under Sections 7.2 and 7.4 for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

Section 10.3 Trustee Not Responsible for Recitals or Issuance or Securities

(a) The recitals contained herein and in the Securities shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same.

(b) The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities.

(c) The Trustee shall not be accountable for the use or application by the Company of any of the Securities or of the proceeds of such Securities, or for the use or application of any moneys paid over by the Trustee in accordance with any provision of this Indenture or for the use or application of any moneys received by any paying agent other than the Trustee.

Section 10.4 May Hold Securities

The Trustee or any Agent, in its individual or any other capacity, may become the owner or pledgee of Securities with the same rights it would have if it were not Trustee or Agent.

Section 10.5 Moneys Held in Trust

All moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any moneys received by it hereunder except such as it may agree with the Company to pay thereon.

Section 10.6 Compensation and Reimbursement

(a) The Company covenants and agrees to pay to the Trustee, and the Trustee shall be entitled to, such compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust), as the Company, and the Trustee may from time to time agree in writing, for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee, and, except as otherwise expressly provided herein, the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith. The Company also covenants to indemnify the Trustee (and its officers, agents, directors and employees) for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on the part of the Trustee and arising out of or in connection with the acceptance or administration of this trust, including the reasonable costs and expenses of defending itself against any claim of liability in the premises. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. The Company need not pay for any settlement without its written consent, which shall not be unreasonably withheld.

(b) The obligations of the Company under this Section 10.6 to compensate and indemnify the Trustee and to pay or reimburse the Trustee for reasonable expenses, disbursements and advances shall constitute additional indebtedness hereunder. Such additional indebtedness shall be secured by a lien prior to that of the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the holders of particular Securities.

Section 10.7 Reliance on Officer’s Certificate

Except as otherwise provided in Section 6.1, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting to take any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officer’s Certificate delivered to the Trustee and such certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted to be taken by it under the provisions of this Indenture upon the faith thereof.

Section 10.8 Disqualification; Conflicting Interests

If the Trustee has or shall acquire any “conflicting interest” within the meaning of Section 310(b) of the TIA, the Trustee and the Company shall in all respects comply with the provisions of Section 310(b) of the TIA.

Section 10.9 Corporate Trustee Required; Eligibility

There shall at all times be a Trustee with respect to the Securities issued hereunder which shall at all times be a corporation organized and doing business under the laws of the United States of America or any State or Territory thereof or of the District of Columbia, or a corporation or other Person permitted to act as trustee by the Commission, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus, or being a member of a bank holding company with a combined capital and surplus, of at least 50 million U.S. dollars ($50,000,000), and subject to supervision or examination by Federal, State, Territorial, or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 10.9, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Company may not, nor may any Person directly or indirectly controlling, controlled by, or under common control with the Company, serve as Trustee. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 10.9, the Trustee shall resign immediately in the manner and with the effect specified in Section 10.10.

Section 10.10 Resignation and Removal; Appointment of Successor

(a) The Trustee or any successor hereafter appointed, may at any time resign with respect to the Securities by giving written notice thereof to the Company and by transmitting notice of resignation by mail, first class postage prepaid, to the Securityholders, as their names and addresses appear upon the Register. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee with respect to Securities by or pursuant to a resolution of the Board of Directors of the Company. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the mailing of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee with respect to Securities, or any Securityholder who has been a bona fide holder of a Security or Securities for at least six months may on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(b) In case at any time any one of the following shall occur:

(i) the Trustee shall fail to comply with the provisions of Section 10.8 after written request therefor by the Company or by any Securityholder who has been a bona fide holder of a Security or Securities for at least six months; or

(ii) the Trustee shall cease to be eligible in accordance with the provisions of Section 10.9 and shall fail to resign after written request therefor by the Company or by any such Securityholder; or

(iii) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or commence a voluntary bankruptcy proceeding, or a receiver of the Trustee or of its property shall be appointed or consented to, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, the Company may remove the Trustee with respect to the Securities and appoint a successor trustee by or pursuant to a Resolution of the Board of Directors of the Company, or, unless the Trustee’s duty to resign is stayed as provided herein, any Securityholder who has been a bona fide holder of a Security or Securities for at least six months may, on behalf of that holder and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(c) The holders of a majority in aggregate principal amount of the Securities at the time outstanding may at any time remove the Trustee by so notifying the Trustee and the Company and may appoint a successor Trustee with the written consent of the Company.

(d) Any resignation or removal of the Trustee and appointment of a successor trustee with respect to the Securities pursuant to any of the provisions of this Section 10.0 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 10.11.

(e) At any time there shall be only one Trustee with respect to the Securities.

Section 10.11 Acceptance of Appointment By Successor

(a) In case of the appointment hereunder of a successor trustee with respect to the Securities, every such successor trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor trustee all the rights, powers, and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor trustee all property and money held by such retiring Trustee hereunder.

(b) Upon request of any such successor trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor trustee all such rights, powers and trusts referred to in paragraph (a) of this Section 10.11.

(c) No successor trustee shall accept its appointment unless at the time of such acceptance such successor trustee shall be qualified and eligible under this Article 10.

(d) Upon acceptance of appointment by a successor trustee as provided in this Section 10.11, the Company shall transmit notice of the succession of such trustee hereunder by mail, first class postage prepaid, to the Securityholders, as their names and addresses appear upon the Register. If the Company fails to transmit such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be transmitted at the expense of the Company.

Section 10.12 Merger, Conversion, Consolidation or Succession to Business

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee (including the administration of the trust created by this Indenture), shall be the successor of the Trustee hereunder, provided that such corporation shall be qualified under the provisions of Section 10.8 and eligible under the provisions of Section 10.9, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

Section 10.13 Preferential Collection of Claims Against the Company

The Trustee shall comply with Section 311(a) of the TIA, excluding any creditor relationship described in Section 311(b) of the TIA. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the TIA to the extent included therein.

Section 10.14 Notice of Defaults

If a default occurs and is continuing hereunder with respect to the Securities and if it is actually known to a Trust Officer of the Trustee, the Trustee shall mail to each holder of such Securities notice of the default within 90 days after it occurs. Except in the case of a default in payment of principal of or Liquidated Damages, if any, on any Security, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is not opposed to the interest of the holders of such Securities.

ARTICLE 11

AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 11.1 Without Consent of Holders

The Company and the Trustee may amend or supplement this Indenture or the Securities without notice to, or consent of, any Securityholder:

(a) to cure any ambiguity, defect, omission, mistake or inconsistency;

(b) to provide for uncertificated Securities in addition to or in place of Certificated Securities;

(c) to provide for the assumption of the Company’s obligations to Holders of Securities in the case of a share exchange, merger or consolidation or sale of all or substantially all of the Company’s assets;

(d) to make any change that would provide any additional rights or benefits to the Holders of Securities or that does not adversely affect in any material respect the legal rights under this Indenture of any Securityholder;

(e) to add a guarantor;

(f) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

(g) to secure the Securities;

(h) to comply with the rules of any applicable securities depositary, including the Depositary;

(i) to conform the text of this Indenture or the Securities to any provision of the “Description of the Notes” contained in the Offering Circular to the extent that such provision was intended to be a recitation of the text of such “Description of the Notes;” or

(j) to provide for a successor Trustee in accordance with the terms of this Indenture or to otherwise comply with any requirement of this Indenture.

Section 11.2 With Consent of Holders

The Company and the Trustee may amend or supplement the Securities or this Indenture with the consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding. The Holders of at least a majority in aggregate principal amount of the Securities then outstanding may waive compliance in any instance by the Company with any provision of the Securities or this Indenture without notice to any Securityholder. However, notwithstanding the foregoing but subject to Section 11.4, without the consent of the Holders of each Security then outstanding, an amendment, supplement or waiver may not:

(a) change the stated maturity of the principal of the Securities;

(b) reduce the principal amount of, the Fundamental Change Purchase Price of, or the Make-Whole Premium on, any Security;

(c) reduce the amount of principal payable upon acceleration of the maturity of any Security;

(d) change the currency of payment of principal of, or Fundamental Change Purchase Price of, the Securities;

(e) impair the right to institute suit for the enforcement of any payment on, or with respect to, any Security;

(f) adversely affect the right of Holders to convert Securities other than as provided in this Indenture;

(g) reduce the percentage in principal amount of the outstanding Securities, the consent of whose Holders is required to take specific actions including, but not limited to, the waiver of past defaults or the modification or amendment of this Indenture; or

(h) alter the manner of calculation or rate of accrual of Liquidated Damages or Fundamental Change Purchase Price or the Make-Whole Premium on any Security or extend the time or payment of any such amount.

It shall not be necessary for the consent of the Holders under this Section 11.2 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 11.2 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

Section 11.3 Compliance with Trust Indenture Act

Every amendment to or supplement of this Indenture or the Securities shall comply with the TIA as in effect at the date of such amendment or supplement.

Section 11.4 Revocation and Effect of Consents

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to its Security or portion of a Security if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective.

After an amendment, supplement or waiver becomes effective, it shall bind every applicable Securityholder.

Section 11.5 Notation on or Exchange of Securities

If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

Section 11.6 Trustee to Sign Amendments, Etc.

The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article 11 if the amendment or supplemental indenture does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, in its sole discretion, but need not sign it. In signing or refusing to sign such amendment or supplemental indenture, the Trustee shall be entitled to receive and, subject to Section 10.1, shall be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel stating that such amendment or supplemental indenture is authorized or permitted by this Indenture.

Section 11.7 Effect of Supplemental Indentures

Upon the execution of any supplemental indenture under this Article 11, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

ARTICLE 12

[RESERVED]

ARTICLE 13

SATISFACTION AND DISCHARGE

Section 13.1 Satisfaction and Discharge of the Indenture

This Indenture shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

(a) either

(i) all Securities theretofore authenticated and delivered (other than Securities that have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.7) have been delivered to the Trustee for cancellation; or

(ii) all such Securities not theretofore delivered to the Trustee for cancellation have become due and payable or shall become due and payable within one year, in each case whether at the Final Maturity Date or with respect to any Fundamental Change Purchase Date or by delivery of a Conversion Notice or otherwise, and the Company deposits with the Paying Agent or Conversion Agent, as the case may be, cash or a combination of cash and Common Stock, as applicable, sufficient to pay all amounts due and owing on all outstanding Securities (other than Securities replaced pursuant to Section 2.7);

(b) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

(c) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company as to conversion of the Securities under Article 6 of this Indenture and to the Trustee under Section 10.6 and, if money shall have been deposited with the Trustee pursuant to Section 13.1(a)(ii), the obligations of the Trustee under Section 13.2 shall survive.

Section 13.2 Repayment to the Company

The Trustee and the Paying Agent shall return to the Company upon written request any cash or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the cash or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person and the Trustee and the Paying Agent shall have no further liability to the Securityholders with respect to such cash or securities for that period commencing after the return thereof.

ARTICLE 14

MISCELLANEOUS

Section 14.1 Trust Indenture Act Controls

If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by any of Sections 310 to 317, inclusive, of the TIA through operation of Section 318(c) thereof, such imposed duties shall control.

Section 14.2 Notices

Any demand, authorization notice, request, consent or communication shall be given in writing and delivered in person or mailed by first-class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission (confirmed by delivery in person or mail by first-class mail, postage prepaid, or by guaranteed overnight courier) to the following facsimile numbers:

If to the Company, to:

Rambus Inc.

4440 El Camino Real

Los Altos, CA 94022

Attention: John Danforth, Esq.

 General Counsel

Fax No.: (650) 947-5001

if to the Trustee, to:

U.S. Bank National Association

633 West Fifth Street, 24th Floor

LM-CA-T24T

Los Angeles, CA 90071

Attention: Corporate Trust Services

(Rambus Inc. Zero Coupon Convertible Senior Notes due February 1, 2010)

Facsimile No.: (213) 615-6197

Such notices or communications shall be effective when received.

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Securityholder shall be mailed by first-class mail, postage prepaid, or delivered by an overnight delivery service to it at its address shown on the Register.

Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication to a Securityholder is mailed or delivered in the manner provided above, it is duly given, whether or not the addressee receives it.

Section 14.3 Communications by Holders with Other Holders

Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and any other person shall have the protection of TIA Section 312(c).

Section 14.4 Certificate and Opinion as to Conditions Precedent

(a) Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee at the request of the Trustee:

(1) an Officer’s Certificate stating that, in the opinion of the signers, all conditions precedent (including any covenants, compliance with which constitutes a condition precedent), if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent (including any covenants, compliance with which constitutes a condition precedent) have been complied with.

(b) Each Officer’s Certificate and Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(1) a statement that the person making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with;

provided that with respect to matters of fact an Opinion of Counsel may rely on an Officer’s Certificate or certificates of public officials.

Section 14.5 Record Date for Vote or Consent of Securityholders

The Company may set a record date for purposes of determining the identity of Holders entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture, which record date shall not be more than 30 days prior to the date of the commencement of solicitation of such action. Notwithstanding the provisions of Section 11.4, if a record date is fixed, those persons who were Holders of Securities at the close of business on such record date (or their duly designated proxies), and only those persons, shall be entitled to take such action by vote or consent or to revoke any vote or consent previously given, whether or not such persons continue to be Holders after such record date.

Section 14.6 Rules by Trustee, Paying Agent, Registrar and Conversion Agent

The Trustee may make reasonable rules (not inconsistent with the terms of this Indenture) for action by or at a meeting of Holders. Any Registrar, Paying Agent or Conversion Agent may make reasonable rules for its functions.

Section 14.7 Legal Holidays

A “Legal Holiday” is a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York and the state in which the Corporate Trust Office is located are not required to be open. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no Liquidated Damages or Default Interest shall accrue for the intervening period.

Section 14.8 Governing Law

This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 14.9 No Adverse Interpretation of Other Agreements

This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 14.10 No Recourse Against Others

All liability described in paragraph 14 of the Securities of any incorporator or past, present or future director, officer, employee or stockholder, as such, of the Company and any successor is waived and released.

Section 14.11 Successors

All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successor.

Section 14.12 Multiple Counterparts

The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent the same agreement.

Section 14.13 Separability

In case any provisions in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 14.14 Table of Contents, Headings, Etc.

The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the date and year first above written.

RAMBUS INC.

By:	/s/ Robert K. Eulau
Name:	Robert K. Eulau
Title:	Sr. Vice President, Finance and
Chief Financial Officer

SIGNATURE PAGE TO THE INDENTURE

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Paula Oswald
Name:	Paula Oswald
Title:	Vice President

SIGNATURE PAGE TO THE INDENTURE